Exhibit 4.1

Execution Copy

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

and

BLACK ELK ENERGY FINANCE CORP.,

as Issuers,

AND EACH OF THE GUARANTORS PARTY HERETO

INDENTURE

Dated as of November 23, 2010

13.75% SENIOR SECURED NOTES DUE 2015

The Bank of New York Mellon Trust Company, N.A.,

as Trustee and Collateral Agent

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(2)	7.06; 7.07
(c)	7.06; 2.02
(d)	7.06
314(a)	4.03; 13.02; 13.05
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(e)	13.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 13.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	13.01
(b)	N.A.
(c)	13.01

N.A. means not applicable.

*	This Cross-Reference Table is not part of the Indenture.

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTY
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE

THIS INDENTURE dated as of November 23, 2010 is among Black Elk Energy Offshore Operations, LLC, a Texas limited liability company (the “Company”), Black Elk Energy Finance Corp., a Texas corporation (the “Co-Issuer,” and together with the Company, the “Issuers”), the Guarantors (as defined herein), and The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Agent.

The Issuers, the Guarantors, the Trustee and Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the Issuers’ 13.75% Senior Secured Notes due 2015 (the “Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01 Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“ACNTA” (Adjusted Consolidated Net Tangible Assets) means (without duplication), as of the date of determination:

(1) the sum of:

(a) discounted future net revenue from proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated in a reserve report prepared by the Company as of the end of the Company’s most recently completed fiscal year (which, in the case of the fiscal year ended December 31, 2009 will be deemed to be the reserve report prepared as of August 31, 2010), as increased by, as of the date of determination, the discounted future net revenue from:

(i) estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to acquisitions consummated since the date of such year-end reserve report, and

(ii) estimated crude oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward determinations of estimates of proved crude oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior year-end) due to exploration, development or exploitation, production or other activities which reserves were not reflected in such year-end reserve report, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the discounted future net revenue attributable to

(iii) estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such year-end reserve report produced or disposed of since the date of such year-end reserve report, and

(iv) reductions in the estimated proved crude oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such year-end reserve report since the date of such year-end reserve report attributable to downward determinations of estimates of proved crude oil and natural gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report);

(b) the capitalized costs that are attributable to crude oil and natural gas properties of the Company and its Restricted Subsidiaries to which no proved crude oil and natural gas reserves are attributed, based on the Company’s books and records as of a date no earlier than the date of the Company’s latest annual or quarterly financial statements;

(c) the Net Working Capital on a date no earlier than the date of the Company’s latest annual or quarterly financial statements; and

(d) the greater of (I) the net book value on a date no earlier than the date of the Company’s latest annual or quarterly financial statements and (II) the appraised value, as estimated by independent appraisers, of other tangible assets of the Company and its Restricted Subsidiaries as of a date no earlier than the date of the Company’s latest audited financial statements;

(2) minus, to the extent not otherwise taken into account in the immediately preceding clause (1), the sum of:

(a) minority interests;

(b) any net gas balancing liabilities of the Company and its Restricted Subsidiaries reflected in the Company’s latest audited financial statements;

(c) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company’s year-end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties;

(d) the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in the Company’s year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

(e) the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that,

based on the estimates of production included in determining the discounted future net revenue specified in the immediately preceding clause (1)(a) (utilizing the same prices utilized in the Company’s year-end reserve report), would be necessary to satisfy fully the obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person was merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Assets” means:

(1) any assets used or useful in the Oil and Gas Business;

(2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

(3) Capital Stock constituting a minority in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) is primarily engaged in the Oil and Gas Business.

“Additional Interest” means all additional interest then owing pursuant to a Registration Rights Agreement.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means each of the First Lien Collateral Agent and the Collateral Agent.

“Applicable Premium” means, as calculated by the Company, with respect to any Note on any redemption date, the greater of:

(1) 1.0% of the principal amount of the Note; and

(2) the excess of: (a) the present value at the redemption date of (i) the redemption price of the Note at December 1, 2013 (without regard to accrued and unpaid interest) (such redemption price being set forth in the table appearing in Section 3.07(a) hereof) plus (ii) all required interest payments due on the Note through December 1, 2013 (excluding accrued but unpaid interest to the applicable redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points, over (b) the principal amount of such Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any properties or assets (including by way of a Production Payment or sale and leaseback transaction); provided that the sale, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Sections 4.15 and/or 5.01 hereof and not by the provisions of Section 4.10 hereof; and

(2) the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1) any single transaction or series of related transactions that involves properties or assets having a fair market value of less than $2.0 million;

(2) a transfer of assets between or among any of the Company and its Restricted Subsidiaries;

(3) an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4) the sale, lease or other disposition of hydrocarbons, equipment, inventory, accounts receivable or other properties or assets in the ordinary course of business, including, without limitation, any abandonment, farm-in, farm-out, lease or sublease of any oil and gas properties or the forfeiture or other disposition of such properties pursuant to standard form operating agreements, in each case in the ordinary course of business in a manner customary in the Oil and Gas Business;

(5) the sale or other disposition of cash or Cash Equivalents;

(6) a Restricted Payment that is permitted by Section 4.07 hereof or a Permitted Investment;

(7) any trade or exchange by the Company or any Restricted Subsidiary of oil and gas properties or other properties or assets for oil and gas properties or other properties or assets owned or held by another Person, provided that the fair market value of the properties or assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash) is reasonably equivalent to the fair market value of the properties or assets (together with any cash) to be received by the Company or such Restricted Subsidiary, and provided further that any net cash received must be applied in accordance with the provisions of Section 4.10 hereof;

(8) the creation or perfection of a Lien (but not the sale or other disposition of the properties or assets subject to such Lien) in accordance with the limitations set forth in Section 4.12 hereof; and

(9) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Senior Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Services and in each case maturing within six months after the date of acquisition; and

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Capital Stock) of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than one or more Permitted Holders;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), other than one or more Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares, units or the like,, other than, with respect to a merger or consolidation, a transaction in which the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person (or any parent thereof) constituting a majority of the outstanding shares, units or the like, of such Voting Stock of such surviving or transferee Person (or any parent thereof) immediately after giving effect to such transaction;

(4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(5) the first day on which John Hoffman, the chief executive officer of the Company as of the Issue Date, is no longer a manager of the Company for any reason other than (i) John Hoffman’s death or his “Disability” as defined in his employment agreement with the Company as in effect on the Issue Date or (ii) his termination for “cause” pursuant to the terms of such employment agreement as in effect on the Issue Date.

Notwithstanding the preceding, a conversion (whether by merger, statutory conversion or otherwise) of the Company from a limited liability company to a corporation, or an exchange of all of the outstanding memberships interests in the Company for Capital Stock in a corporation, shall not constitute a Change of Control, so long as following such merger, conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Voting Stock of the Company immediately prior to such transaction continue to Beneficially Own in the aggregate sufficient Voting Stock of such successor corporation to elect a majority of its directors.

“Clearstream” means Clearstream Banking, S.A.

“Collateral” means collateral as such term is defined in the Security Agreements, and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations under this Indenture, the Collateral Agreements, the Notes or the Guarantees is granted or purported to be granted under any Collateral Agreement; provided, however, that “Collateral” shall not include any Excluded Collateral.

“Collateral Agent” means the Trustee acting in its capacity as the collateral agent for the Second Lien Secured Parties until a successor replaces it in accordance with the provisions provided herein and thereafter means any such successor.

“Collateral Agreements” means, collectively, the Intercreditor Agreement, the Security Agreement, the Mortgage and each pledge, security agreement or other collateral agreement, deposit account control agreement, securities account control agreement or other document or instrument creating Liens in favor of the Collateral Agent as required herein, in each case, as the same may be in force from time to time.

“Commission” or “SEC” means the Securities and Exchange Commission.

“Consolidated Coverage Ratio” means as of any date of determination, the ratio of (x) the aggregate amount of Consolidated EBITDAX of the Company for the period of the most recent four full consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to (y) Consolidated Interest Expense for such four fiscal quarters, provided, however, that:

(1) if the Company or any Restricted Subsidiary:

(a) has incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an incurrence of Indebtedness, Consolidated EBITDAX and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to the incurrence of such Indebtedness and the use of proceeds thereof as if such Indebtedness had been incurred on the first day of such period and such proceeds had been applied as of such date (except that in making such computation, the amount of Indebtedness under any revolving Credit Facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such revolving Credit Facility Indebtedness was incurred after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of incurrence of such revolving Credit Facility Indebtedness to the date of such calculation, in each case, provided that such average daily balance shall take into account any repayment of Indebtedness under such revolving Credit Facility as provided in clause (b)); or

(b) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period, including with the proceeds of such new Indebtedness, that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness incurred under any revolving Credit Facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDAX and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness as if such discharge had occurred on the first day of such period;

(2) if, since the beginning of such period, the Company or any Restricted Subsidiary has made any Asset Sale or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Sale, the Consolidated EBITDAX for such period will be reduced by an amount equal to the Consolidated EBITDAX (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period or increased by an amount equal to the Consolidated EBITDAX (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with or with the proceeds from such Asset Sale for such period (or, if the Capital Stock of any Restricted Subsidiary is sold or otherwise disposed of, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3) if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger or otherwise) has made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary) or an acquisition (or will have received a contribution) of assets, including any acquisition or contribution of assets occurring in connection with a transaction causing a calculation to be made as provided herein, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDAX and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such investment or acquisition or contribution had occurred on the first day of such period; and

(4) if, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDAX and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Sale or Investment or acquisition of assets had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company; provided, that such officer may in his or her discretion include any reasonably identifiable and factually supportable pro forma changes to Consolidated EBITDAX, including any pro forma expenses and cost reductions, that have occurred or in the judgment of such officer are reasonably expected to occur within 12 months of the date of the applicable transaction to the extent that such expense or cost reduction or any other operating improvements could then be reflected properly in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the SEC. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of such period to the date of determination had been the applicable rate for the entire period (taking into account any interest rate Hedging Obligation applicable to such Indebtedness, but if the remaining term of such interest rate Hedging Obligation is less than 12 months, then such interest rate Hedging Obligation shall only be taken into account for that portion of the period equal to the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Consolidated EBITDAX” for any period means, without duplication, the Consolidated Net Income for such period, plus the following, without duplication and to the extent deducted (and not added back) in calculating such Consolidated Net Income:

(1) Consolidated Interest Expense;

(2) Consolidated Income Tax Expense;

(3) consolidated depletion and depreciation expense of the Company and its Restricted Subsidiaries;

(4) consolidated amortization expense or impairment charges of the Company and its Restricted Subsidiaries recorded in connection with the application of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 350, Intangibles-Goodwill and Other (formerly Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangibles” and Statement of Financial Accounting Standard No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets”);

(5) accretion of asset retirement obligations and other non-cash charges of the Company and its Restricted Subsidiaries (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation);

(6) so long as the Company uses successful efforts or a similar method of accounting for its oil and gas properties, consolidated exploration expense of the Company and its Restricted Subsidiaries; and

if applicable for such period; and less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto that were deducted (and not added back) in calculating such Consolidated Net Income, the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments, (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments and (z) other non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDAX in any prior period).

Notwithstanding the preceding sentence, clauses (2) through (6) relating to amounts of a Restricted Subsidiary that is not a Guarantor will be added to Consolidated Net Income to compute Consolidated EBITDAX of the Company only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of the Company and, to the extent the amounts set forth in clauses (2) through (6) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or the holders of its Capital Stock.

“Consolidated Income Tax Expense” means, with respect to any period, the provision for federal, state, local and foreign taxes (including state franchise taxes) based on income of the Company and its Restrict Subsidiaries for such period as determined in accordance with GAAP, or (for any period in which the Company is a partnership or limited liability company) the Tax Amount for such period.

“Consolidated Interest Expense” means, for any period, the total consolidated interest expense of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, plus, to the extent not included in such interest expense and without duplication:

(1) interest expense for such period attributable to Capital Lease Obligations and the interest component of any deferred payment obligations;

(2) amortization of debt discount and debt issuance cost (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense);

(3) non-cash interest expense;

(4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5) the interest expense on Indebtedness of another Person that is guaranteed by the Company or one of its Restricted Subsidiaries or secured by a lien on assets of the Company or one of its Restricted Subsidiaries, to the extent such guarantee becomes payable or such lien becomes subject to foreclosure;

(6) costs associated with interest rate Hedging Obligations (including amortization of fees); provided, however, that if such interest rate Hedging Obligations result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

(7) the consolidated interest expense of the Company and its Restricted Subsidiaries that was capitalized during such period; and

(8) all dividends paid or payable in cash, Cash Equivalents or Indebtedness or dividends accrued during such period on any series of Disqualified Stock of the Company or on preferred stock of its Restricted Subsidiaries payable to a party other than the Company or a wholly-owned Subsidiary;

minus, to the extent included above, write-off of deferred financing costs (and interest) attributable to Dollar-Denominated Production Payments.

“Consolidated Leverage” means, as of the date of determination, the Company’s long term debt reported on the Company’s audited consolidated balance sheet as of the last day of the previous fiscal year prepared in accordance with GAAP minus the Company’s cash and cash equivalents on such date.

“Consolidated Net Income” means, for any period, the aggregate net income (loss) of the Company and its consolidated Subsidiaries determined in accordance with GAAP and before any reduction in respect of preferred stock dividends of such Person, less (for any period the Company is a partnership or limited liability company) the Tax Amount for such period; provided, however, that there will not be included (to the extent otherwise included therein) in such Consolidated Net Income:

(1) any net income (loss) of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

(a) subject to the limitations contained in clauses (3) and (4) below, the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b) the Company’s equity in a net loss of any such Person for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary during such period;

(2) any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(a) subject to the limitations contained in clauses (3), (4) and (5) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

(b) the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated Subsidiaries which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(4) any extraordinary or nonrecurring gains or losses or nonrecurring other income or expenses, together with any related provision for taxes (and, without duplication, any Permitted Tax Distributions) on such gains or losses or other income or expenses and all related fees and expenses;

(5) the cumulative effect of a change in accounting principles;

(6) any asset impairment write-downs on oil and gas properties under GAAP or SEC guidelines;

(7) any unrealized non-cash gains or losses or charges in respect of Hedging Obligations (including those resulting from the application of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 815);

(8) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(9) all deferred financing costs written off, and premiums paid, in connection with any early extinguishment of Indebtedness;

(10) any depreciation, depletion and amortization expense in excess of capital expenditures; and

(11) any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards; provided that the proceeds resulting from any such grant will be excluded from Section 4.07(a)(3)(b) hereof.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company, as applicable, who:

(1) was a member of such Board of Directors on the date hereof; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Issuers.

“Credit Facilities” means one or more first-priority secured debt facilities (including, without limitation, the Senior Credit Agreement), commercial paper facilities or capital markets financings, in each case with banks or other institutional lenders or institutional investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from (or sell receivables to) such lenders against such receivables), letters of credit or capital markets financings, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities) in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Debt Documents” means, collectively, the First Lien Debt Documents and the Second Lien Debt Documents.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.01 or 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the Holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the Holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of Capital Stock (other than Disqualified Stock) made for cash on a primary basis by the Company after the date hereof.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Excess Cash Flow” means, with respect to the Company and its Restricted Subsidiaries for any period, Consolidated EBITDAX; minus, Consolidated Interest Expense; minus, Tax Amount; minus, aggregate capital expenditures (including all cash payments in respect of acquisitions of the Capital Stock, property or long-term assets of any other Person); minus, changes in Net Working Capital; minus, net cash contributions, deposits, payments or charges (including contributions, deposits, payments or charges in respect of performance, surety and similar bonds and with respect to letters of credit in support thereof) in respect of the Company’s plugging and abandonment obligations arising from, or related to, the Oil and Gas Business; minus, the aggregate payment, repayment, redemption, defeasance or other retirement for value by the Company of any Indebtedness.

“Excess Cash Flow Offer Amount” means, with respect to any period (A) 50% of Excess Cash Flow for such period minus (B) $5.0 million.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes (including any Additional Notes) issued in an Exchange Offer pursuant to Section 2.06(f) hereof.

“Exchange Offer” has the meaning set forth for such term in the initial Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Excluded Collateral” means:

(1) any Capital Stock of any Foreign Subsidiary in excess of 66% of the Capital Stock of such Foreign Subsidiary or any property or assets of any Foreign Subsidiary;

(2) any permit or license or any contractual obligation entered into by either Issuer or any Guarantor (A) that prohibits or requires the consent of any Person other than the Company or any of its Affiliates as a condition to the creation by such Issuer or Guarantor of a Lien on any right, title or interest in such permit, license or contractual agreement or any Capital Stock or equivalent related thereto or (B) to the extent that any requirement of law applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Uniform Commercial Code or any other requirement of law;

(3) fixed or capital assets owned by either Issuer or any Guarantor that are subject to a purchase money Lien or a capital lease if the contractual obligation pursuant to which such Lien is granted (or in the document providing for such capital lease) prohibits or requires the consent of any Person other than the Company or any of its Affiliates as a condition to the creation of any other Lien on such equipment;

(4) any Capital Stock of any Subsidiary of the Company to the extent (and only to the extent) that in the reasonable judgment of the Company, if such Capital Stock were not excluded from the Collateral then Rule 3-16 or Rule 3-10 of Regulation S-X under the Securities Act would require the filing of separate financial statements of such Subsidiary with the SEC (or any other governmental agency) in connection with a registration of the Notes under the Securities Act;

(5) Collateral that has been released in accordance with the Intercreditor Agreement or this Indenture;

(6) the W&T Escrow Accounts; and

(7) other property or assets owned by either Issuer or any Guarantor that are not subject to Liens securing any First Lien Obligations;

“Existing Indebtedness” means the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries in existence on the date hereof, until such amounts are repaid.

The term “fair market value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Except as otherwise provided herein, the fair market value of an asset or property in excess of $10.0 million shall be determined by an independent accounting, appraisal or investment banking firm of recognized standing, and any lesser fair market value may be determined by an officer of the Company acting in good faith.

“First Lien Agreement” means (i) the Senior Credit Agreement and any other agreement evidencing First Lien Obligations and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that (x) has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Senior Credit Agreement or any other agreement or instrument referred to in this clause (ii) and (y) is consistent with the provisions set forth under Article 9 hereof.

“First Lien Collateral Agent” means the collateral agent for the First Lien Secured Parties named in any First Lien Debt Document and any successor or replacement collateral agent designated as such by the holders of First Lien Obligations.

“First Lien Debt Documents” means, collectively, all agreements, instruments and other documents evidencing, governing or providing any Lien for the benefit of any First Lien Obligations.

“First Lien Obligations” means, collectively, (i) all principal of and interest and premium (if any) on all loans made pursuant to a First Lien Agreement and any other Indebtedness incurred pursuant to a Credit Facility to the extent that such Indebtedness is secured equally and ratably with the other First Lien Obligations by the Liens on the Collateral, (ii) all reimbursement obligations (if any) and interest thereon with respect to any letter of credit or similar instruments issued pursuant to a First Lien Agreement, (iii) all Hedging Obligations of the Company or any Guarantor, and (iv) all fees, expenses and other amounts payable from time to time pursuant to the First Lien Debt Documents.

“First Lien Secured Parties” means the holders of the First Lien Obligations and the First Lien Collateral Agent.

“First Priority Lien” means any Permitted Lien securing First Lien Obligations.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not a Domestic Subsidiary.

The term “freely tradable” means a Transfer Restricted Security shall be deemed to be “freely tradable” at any time of determination if at such time of determination (i) it may be sold to the public pursuant to Rule 144A under the Securities Act by a person that is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company without regard to any of the conditions specified therein (other than the holding period requirement in paragraph (d) of Rule 144 so long as such holding period requirement is satisfied at such time of determination) and (ii) it does not bear any restrictive legends relating to the Securities Act.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued herein.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Sections 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

The term “guarantee” or “guaranty” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness. When used as a verb, “guarantee” or “guaranty,” as applicable, has a correlative meaning.

“Guarantee” means any guarantee by a Guarantor of the Issuers’ payment Obligations as provided herein and on the Notes.

“Guarantors” means each Restricted Subsidiary of the Company that executes this Indenture as an initial Guarantor or that becomes a Guarantor in accordance with the provisions herein, and their respective successors and assigns.

“Guaranteed Obligations” means, collectively,

(1) the prompt and full payment of the principal of, premium and Additional Interest, if any, and interest on, the Notes when due, whether at stated maturity, by acceleration, redemption or otherwise, and the prompt and full payment of the interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Issuers to the Holders or the Trustee under the Indenture Documents, including all amounts that constitute part of the Guaranteed Obligations and would be owed by the Issuers but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Issuers; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other Guaranteed Obligations, the prompt and full payment when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person incurred in the normal course of business and not for speculative purposes under:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements entered into with one of more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred and not for purposes of speculation;

(2) foreign exchange contracts and currency protection agreements entered into with one of more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in currency exchanges rates with respect to Indebtedness incurred and not for purposes of speculation;

(3) any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of oil, natural gas or other commodities used, produced, processed or sold by that Person or any of its Restricted Subsidiaries at the time; and

(4) other agreements or arrangements designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or currency exchange rates.

“Holder” means a Person in whose name a Note is registered.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Indebtedness” means, with respect to any specified Person (excluding accrued expenses and trade payables), without duplication,

(1) all obligations of such Person, whether or not contingent, in respect of:

(a) the principal of and premium, if any, in respect of outstanding (A) Indebtedness of such Person for money borrowed and (B) Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

(b) all Capital Lease Obligations of such Person and all Attributable Debt in respect of sale and leaseback transactions entered into by such Person;

(c) the deferred purchase price of property, which purchase price is due more than six months after the date of taking delivery of title to such property, including all obligations of such Person for the deferred purchase price of property under any title retention agreement, but excluding accrued expenses and trade accounts payable arising in the ordinary course of business; and

(d) the reimbursement obligation of any obligor for the principal amount of any letter of credit, banker’s acceptance or similar transaction (excluding obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(2) all net obligations in respect of Hedging Obligations except to the extent such net obligations are otherwise included in this definition;

(3) all liabilities of others of the kind described in the preceding clause (1) or (2) that such Person has Guaranteed or that are otherwise its legal liability;

(4) with respect to any Production Payment, any warranties or guaranties of production or payment by such Person with respect to such Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment;

(5) Indebtedness (as otherwise defined in this definition) of another Person secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of

(a) the full amount of such obligations so secured, and

(b) the fair market value of such asset as determined in good faith by such specified Person;

(6) Disqualified Stock of such Person or a Restricted Subsidiary in an amount equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(7) the aggregate preference in respect of amounts payable on the issued and outstanding preferred stock of any of the Company’s Restricted Subsidiaries that are not Guarantors in the event of any voluntary or involuntary liquidation, dissolution or winding up

(excluding any such preference attributable to such preferred stock that is owned by such Person or any of its Restricted Subsidiaries; provided, that if such Person is the Company, such exclusion shall be for such preference attributable to such preferred stock that is owned by the Company or any of its Restricted Subsidiaries); and

(8) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (1), (2), (3), (4), (5), (6), (7) or this clause (8), whether or not between or among the same parties.

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Subject to clause (4) of the preceding sentence, Production Payments shall not be deemed to be Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indenture Documents” means, collectively, this Indenture, the applicable Registration Rights Agreement, the Notes, the Guarantees and the Collateral Agreements.

“Intercreditor Agreement” means the Second Lien Intercreditor Agreement that is entered into as of the date hereof by and among the Trustee, the First Lien Collateral Agent and the Issuers, as the same may be amended, supplemented, restated or modified from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $150,000,000 aggregate principal amount of Notes issued hereunder on the date hereof, and any Notes issued upon registration of transfer thereof or in exchange therefor.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Law or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act, as amended.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in Section 4.07(d) hereof. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will not be deemed to be an Investment by the Company or such Subsidiary in such third Person unless such Investment in such third Person was contemplated by the Company or such Subsidiary and not incidental to the acquisition of such Person.

“Issue Date” means November 23, 2010.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuers and sent to all Holders of the Notes for use by such Holders in connection with an Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement not intended as a security agreement.

“Mortgage” means that certain Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement that is entered into on or prior to the date set forth in Section 4.19 hereof by and among the trustee thereunder, the Collateral Agent and the Company, as the same may be amended, supplemented, restated or modified from time to time.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of, without duplication:

(1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, title and recording tax expenses, and any relocation expenses incurred as a result of the Asset Sale;

(2) taxes paid or payable as a result of the Asset Sale (including Permitted Tax Distributions), in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;

(3) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the properties or assets that were the subject of such Asset Sale;

(4) all payments made on any Hedging Obligation or other Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Permitted Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law be repaid out of the proceeds from such Asset Sale; and

(5) any reserve for adjustment in respect of the sale price of such properties or assets established in accordance with GAAP.

“Net Working Capital” means:

(1) all current assets of the Company and its Restricted Subsidiaries, minus

(2) all current liabilities of the Company and its Restricted Subsidiaries, except current liabilities included in Indebtedness;

in each case, on a consolidated basis and determined in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) is the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” has the meaning assigned to it in the preamble herein. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes herein, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Issuers by one Officer of each Issuer (regardless of whether the certificate is being delivered to the Trustee by the Issuers or the Company), each of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of such Issuer, that meets the requirements of Section 13.05 hereof.

“Oil and Gas Business” means:

(1) the acquisition, exploration, development, operation and disposition of interests in oil, natural gas and other hydrocarbon properties;

(2) the gathering, marketing, treating, processing (but not refining), storage, selling and transporting of any production from those interests, including any hedging activities related thereto; and

(3) any activity necessary, appropriate, incidental or reasonably related to the activities described above.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Participating Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Permitted Business Investments” means Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business, including through agreements, transactions, interests or arrangements that permit one to share risk or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including without limitation:

(1) direct or indirect ownership of crude oil, natural gas, other related hydrocarbon and mineral properties or any interest therein or gathering, transportation, processing, storage or related systems; and

(2) the entry into operating agreements, joint ventures, processing agreements, working interests, royalty interests, mineral leases, farm-in agreements, farm-out agreements, development agreements, production sharing agreements, area of mutual interest agreements, contracts for the sale, transportation or exchange of crude oil and natural gas and related hydrocarbons and minerals, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, partnership agreements (whether general or limited), or other similar or customary agreements, transactions, properties, interests or arrangements and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business, excluding, however, Investments in corporations and publicly-traded limited partnerships.

“Permitted Holders” means any Beneficial Owner of Capital Stock of the Company on the Issue Date.

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary of the Company;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

(5) any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6) any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(7) Hedging Obligations permitted to be incurred under Section 4.09;

(8) Permitted Business Investments;

(9) any repurchases of Notes permitted herein, including open market purchases of the Notes; and

(10) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) that are at the time outstanding, not to exceed $5.0 million.

“Permitted Liens” means:

(1) Liens on any property or assets securing Indebtedness and other obligations under Credit Facilities permitted herein;

(2) Liens in favor of the Company or the Guarantors;

(3) Liens on any property or assets of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any property or assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(4) Liens on any property or assets existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were not incurred in connection with the contemplation of such acquisition;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens existing on the Issue Date;

(7) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(8) Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, replacements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(9) Liens securing Hedging Obligations of the Company or any of its Restricted Subsidiaries;

(10) Liens securing Indebtedness incurred in connection with the acquisition by the Company or any Restricted Subsidiary of assets used in the Oil and Gas Business (including the office buildings and other real property used by the Company or such Restricted Subsidiary in conducting its operations); provided that (i) such Liens attach only to the assets acquired with the proceeds of such Indebtedness; (ii) such Indebtedness is not in excess of the purchase price of such fixed assets; and (iii) such Indebtedness is permitted to be incurred under Section 4.10;

(11) any Lien incurred in the ordinary course of business incidental to the conduct of the business of the Company or the Restricted Subsidiaries or the ownership of their property (including (a) easements, rights of way and similar encumbrances, (b) rights or title of lessors under leases (other than Capital Lease Obligations), (c) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or the Restricted Subsidiaries on deposit with or in the possession of such banks, (d) Liens imposed by law, including Liens under workers’ compensation or similar legislation and mechanics’, carriers’, warehousemen’s, materialmen’s, suppliers’ and vendors’ Liens, and (e) Liens incurred to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and incurred in a manner consistent with industry practice;

(12) Liens for taxes, assessments and governmental charges not yet due or the validity of which are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been established to the extent required by GAAP as in effect at such time;

(13) Liens created for the benefit of (or to secure) Second Lien Obligations in respect of the Initial Notes in an aggregate principal amount not to exceed $150.0 million; and

(14) Liens incurred with respect to obligations that do not exceed $2.0 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or the Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Guarantees on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is not incurred by a Restricted Subsidiary of the Company if the Company is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, however, that a Restricted Subsidiary that is also a Guarantor may guarantee Permitted Refinancing Indebtedness incurred by the Company, whether or not such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

“Permitted Tax Distributions” means (i) for any calendar year or portion thereof of the Company during which it is a pass-through entity for U.S. federal income tax purposes, payments and distributions to the members of the Company on each estimated payment date as well as each other applicable due date to enable the members of the Company (or, if any of them are themselves a pass-through entity for U.S. federal income tax purposes, their shareholders, members or partners) to make payments of U.S. federal and state income taxes (including estimates thereof) as a result of the operations of the Company and its Subsidiaries during the current and any previous calendar year, not to exceed an amount equal to the amount of each such member’s (or, in the case of a pass-through entity, its shareholders’, members’ or partners’) U.S. federal and state income tax liability resulting solely from the pass-through tax treatment of such member’s interest in the Company and as calculated pursuant to the operating agreement of the Company as in effect on the Issue Date and as it may be amended from time to time thereafter in a manner that is not adverse to the Holders of the Notes and (ii) payments and distributions to Black Elk Management LLC sufficient to permit its members to discharge their 2010 United States federal income tax liabilities in respect of the receipt by Black Elk Management LLC of Class B Units pursuant to Paragraph 24 of the First Amended and Restated Operating Agreement of the Company and the receipt by Black Elk Management LLC of any amounts described in this clause (ii); provided, however, that all payments and distributions pursuant to this clause (ii) shall not exceed $1.3 million in the aggregate.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“PPVA” means Platinum Partners Value Arbitrage Fund L.P.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued hereunder except where otherwise permitted herein.

“Production Payments” means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registration Rights Agreement” means (i) the Registration Rights Agreement, dated as of November 23, 2010, among the Issuers, the initial Guarantor and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and (ii) with respect to any Additional Notes, one or more registration rights agreements among the Issuers, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuers to the purchasers of Additional Notes to register such Additional Notes under the Securities Act

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Responsible Officer” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Sarbanes-Oxley Act of 2002” means the Public Company Accounting Reform and Investor Protection Act and the rules and regulations promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended.

“Second Lien Debt Documents” means, collectively, the Indenture Documents and corresponding documents relating to other Second Lien Obligations.

“Second Lien Obligations” means collectively, (i) all principal of and interest and premium (if any) on all Notes and (ii) all fees, expenses and other amounts payable from time to time as provided herein and in related documents.

“Second Lien Secured Creditors” means the holders of the Second Lien Obligations.

“Second Lien Secured Parties” means the Holders of the Second Lien Obligations, the Trustee, any agent for any Second Lien Obligations and the Collateral Agent.

“SEC PV-10” means the estimated future gross revenue to be generated from the production of proved reserves, net of estimated production and future development and abandonment costs, using prices and costs in effect at the determination date, before income taxes, and without giving effect to non-property-related expenses, discounted to a present value using an annual discount rate of 10% in accordance with the guidelines of the Commission. Such amount shall be determined by either Netherland, Sewell & Associates, Inc., Ryder Scott Company, L.P., or DeGolyer and MacNaughton.

“Secured Parties” means, collectively, the First Lien Secured Parties and the Second Lien Secured Parties.

“Security Agreement” means that certain Security Agreement entered into as of the date hereof by and among the Issuers and the initial Guarantor as “Grantors” and the Trustee and the Collateral Agent, as the same may be amended, supplemented, restated or modified from time to time.

“Senior Credit Agreement” means the Amended and Restated Credit Agreement by and among the Company, the guarantors party thereto, the lenders party thereto, and PPVA Black Elk (Cayman) Ltd., as agent, dated as of July 13, 2009, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time, including with different lenders or in differing amounts of Indebtedness to the extent permitted herein.

“Senior Debt” means all Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be incurred under the terms herein, including the Notes, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Guarantee, and all Obligations with respect to the foregoing.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

The term “subordinated” means, with respect to Indebtedness, Indebtedness that is expressly subordinated in right of payment. Unsecured Indebtedness shall not be deemed subordinated to secured Indebtedness solely because of such security. For purposes of Section 4.07 hereof, Indebtedness of the Company or a Guarantor shall not be deemed subordinated due to the operation of Article 10 hereof or the Collateral Agreements.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or through another Subsidiary, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Tax Amount” means, for any period, the combined federal, state and local income taxes, including estimated taxes, that would be payable by the Company if it were a Texas corporation filing separate tax returns with respect to its Taxable Income for such period; provided that in determining the Tax Amount, the effect thereon of any net operating loss carry-forwards or other carry-forwards or tax attributes, such as alternative minimum tax carry-forwards, that would have arisen if the Company were a Texas corporation shall be taken into account; provided, further, that, if there is an adjustment in the amount of the Taxable Income for any period, an appropriate positive or negative adjustment shall be made in the Tax Amount, and if the Tax Amount is negative, then the Tax Amount for succeeding periods shall be reduced to take into account such negative amount until such negative amount is reduced to zero. Notwithstanding anything to the contrary, Tax Amount shall not include taxes resulting from the Company’s reorganization as, or change in the status to, a corporation for tax purposes.

“Taxable Income” means, for any period, the taxable income or loss of the Company for such period for U.S. federal income tax purposes.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Treasury Rate” means, with respect to the Notes as of any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to December 1, 2013; provided, however, that if the period from the redemption date to December 1, 2013 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to December 1, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trustee” means The Bank of New York Mellon Trust Company, N.A. until a successor replaces it in accordance with the applicable provisions herein and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) does not guarantee or otherwise directly or indirectly provide credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and any Lien of such Subsidiary will be deemed to be incurred as of such date and, if such Indebtedness is not permitted to be incurred pursuant to Section 4.09 hereof, or such Lien is not permitted to be incurred as of such date pursuant to Section 4.12 hereof, then in either case, the Company will be in default of such covenant.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all related undertakings and obligations.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

“W&T” means W&T Offshore, Inc., a Texas corporation.

“W&T Escrow Accounts” means the escrow accounts established pursuant to the terms of the W&T Purchase and Sale Agreement and subject to a first priority Lien in favor of W&T in accordance with the terms of the W&T Purchase and Sale Agreement.

“W&T Properties” means those certain properties of the Company purchased from W&T pursuant to the W&T Purchase and Sale Agreement.

“W&T Purchase and Sale Agreement” means that certain Agreement for Purchase and Sale dated effective August 1, 2009, by and between W&T, as “Seller” and the Company, as “Buyer.”

Section 1.02 Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11
“Asset Sale Offer”	3.09
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Purchase Date”	4.15
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Cash Flow Offer”	4.06
“Excess Cash Flow Offer Payment”	4.06
“Excess Cash Flow Offer Purchase Date”	4.06
“Excess Proceeds”	4.10
“incur”	4.09
“Legal Defeasance”	8.02
“Net Worth”	11.09

Term	Defined in Section
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.09
“Post-Petition Interest”	11.09
“Purchase Date”	3.09
“Registrar”	2.03
“Restricted Payments”	4.07
“Restricted Payments Basket”	4.07
“Subordinated Obligations”	11.09

Section 1.03 Incorporation by Reference of Trust Indenture Act.

(a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

(b) The following TIA terms have the following meanings in this Indenture:

(1) “indenture securities” means the Notes and the Guarantees;

(2) “indenture security holder” means a Holder of a Note;

(3) “indenture to be qualified” means this Indenture;

(4) “indenture trustee” or “institutional trustee” means the Trustee; and

(5) “obligor” on the Notes and the Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

(c) All other terms used herein that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “will” shall be interpreted to express a command;

(6) provisions apply to successive events and transactions; and

(7) references to sections of or rules under the Securities Act or the Exchange Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto; provided, that the form of the Exchange Notes shall include such variations as are permitted or required by the applicable Registration Rights Agreement (as evidenced by the Issuers’ execution of such Exchange Notes). The Notes may be issued in definitive or global forms hereunder. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notwithstanding any provision herein or in the Notes, any pro rata redemptions or repurchases of the Notes by the Issuers as provided herein shall be made in a manner that preserves the authorized denominations of the Notes.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions herein, the provisions of this Indenture shall govern and be controlling.

(b) Global and Definitive Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of written notice thereof from the Company.

Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S

Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02 Execution and Authentication.

(a) At least one Officer of each of the Issuers must sign the Notes for the Issuers by manual or facsimile signature.

(b) If an Officer of either of the Issuers whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

(c) A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

(d) The Trustee shall authenticate and deliver: (i) on the date hereof, an aggregate principal amount of $150.0 million of Notes, (ii) any Additional Notes in accordance with Section 4.09 hereof and (iii) Exchange Notes for issue only in an Exchange Offer pursuant to a Registration Rights Agreement, for a like principal amount of Notes, in each case upon receipt of a written order of the Issuers signed by two Officers of each Issuer (an “Authentication Order”). Such Authentication Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of the Notes is to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

(e) The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference made herein to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.

Section 2.03 Registrar and Paying Agent.

(a) The Issuers will maintain an office or agency in the Borough of Manhattan, the City of New York, where Notes (i) may be presented for registration of transfer or for exchange (“Registrar”) and (ii) may be surrendered or presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers will notify the Trustee in writing of the name and address of any Agent not a party hereof. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its domestic Subsidiaries may act as Paying Agent or Registrar.

(b) The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

(c) The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than one of the Issuers) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuers will furnish to the Trustee at least seven Business Days before each regular record date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuers shall otherwise comply with TIA § 312(a).

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuers for Definitive Notes if:

(1) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary;

(2) the Issuers in their sole discretion (but subject to DTC’s rules) determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; provided, that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

(3) upon the request of the Depositary after there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions herein and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1) hereof.

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in subparagraph (1) above;

provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

Upon consummation of an Exchange Offer by the Issuers in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained herein and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the applicable Registration Rights Agreement and Section 2.06(f) hereof, the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Participating Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuers;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

Beneficial interests in a Global Note shall not be exchangeable for Definitive Notes except in accordance with Section 2.06(a) hereof, unless otherwise agreed by the Issuers.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the applicable Registration Rights Agreement and Section 2.06(f) hereof and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Participating Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

(C) such transfer is effected by a Participating Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Participating Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

(C) any such transfer is effected by a Participating Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

(D) the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with the applicable Registration Rights Agreement, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

(1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Participating Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and

(2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Participating Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the designated principal amount.

(g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued hereunder unless specifically stated otherwise in the applicable provisions hereof.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE

SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH AN ISSUER OR ANY AFFILIATE OF AN ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) ONLY (A) TO AN ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT, THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (A)(1),(2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR A REGULATION S PERMANENT GLOBAL NOTE OR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”

(4) Additional Legends. Definitive Notes issued to Affiliates of the Company may bear additional legends to reflect further restrictions on transfer.

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

(3) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits hereunder, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(4) Neither the Registrar nor the Issuers will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of mailing a notice of redemption pursuant to Section 3.03 hereof;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(5) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary. As long as DTC (or its nominee) is the registered holder of any Notes, DTC shall be deemed the Holder of such Notes for all such purposes.

(6) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(7) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(j) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed herein or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms hereof, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.07 Replacement Notes.

(a) If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence of the destruction, loss or theft of any Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Issuers’ and the Trustee’s requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for its expenses in replacing a Note.

(b) Every replacement Note is an additional obligation of the Issuers and will be entitled to all of the benefits hereof equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

(b) If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser; however, Notes held by the Issuers or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

(c) If the principal amount of any Note is considered paid pursuant to Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

(d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, by 10:00 a.m., Eastern Time, on a redemption date or other maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent under Section 9.02 hereof or otherwise, Notes owned by the Permitted Holders, the Issuers or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Permitted Holders, the Issuers or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

(a) Until certificates representing Notes are ready for delivery, the Issuers may prepare and execute and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

(b) The Issuers shall cause definitive Notes to be prepared and authenticated without unreasonable delay. After the preparation of the definitive Notes, the temporary Notes shall be exchanged for definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuers, without charge to the Holder. Upon surrender for cancellation of one or more temporary Notes, the Issuers shall execute and the Trustee shall authenticate and deliver in exchange therefore a like principal amount of definitive Notes of authorized denominations. Until so exchanged, Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled Notes (subject to the record retention requirement of the Exchange Act and the Trustee). Certification of the cancellation of all canceled Notes will be delivered to the Issuers upon written request. The Issuers may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation. To the extent that any Notes are held in the form of Global Notes and less than all of such Global Notes are to be cancelled, the reduction of the principal amount of any such Global Note and the Registrar’s notation of such cancellation on its books and records shall be deemed to satisfy any cancellation requirement, provided, that certification of such cancellation shall be delivered to the Issuers upon written request.

Section 2.12 Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, they will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers will fix or cause to be fixed each such special record date and payment date; provided, that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13 CUSIP Numbers.

The Issuers in issuing the Notes may use CUSIP, ISIN or other such numbers (if then generally in use), and, if so, the Trustee shall use CUSIP, ISIN or other such numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall promptly notify the Trustee in writing of any change in the CUSIP, ISIN or other numbers.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they must furnish to the Trustee, at least ten days (unless a shorter period is agreeable to the Trustee) before the giving of a notice of such redemption pursuant to Section 3.03 hereof, an Officers’ Certificate setting forth the information required to be included in such notice by clauses (1)-(4) and (8) of Section 3.03(b) and the principal amount of Notes to be redeemed and stating that all conditions precedent to the giving of such notice have been satisfied.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

(a) If less than all of the Notes are to be redeemed at any time, the Issuers will select Notes for redemption as follows:

(1) if the relevant Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2) if the relevant Notes are not listed on any national securities exchange, on a pro rata basis and in any event in accordance with Applicable Procedures of the Depository to the extent the Notes are Global Notes.

(b) No Notes of $2,000 or less can be redeemed in part.

(c) If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder of Notes upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Section 3.03 Notice of Redemption.

(a) Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article 8 or 12 hereof.

(b) The notice will identify the Notes to be redeemed and will state:

(1) the CUSIP number;

(2) the redemption date;

(3) the redemption price;

(4) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(5) the name and address of the Paying Agent;

(6) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(7) that, unless the Issuers default in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(8) the paragraph of the Notes and/or Section herein pursuant to which the Notes called for redemption are being redeemed; and

(9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

(c) At the Issuers’ request, the Trustee will give the notice of redemption in the Issuers’ names and at their expense; provided, however, that the Issuers have delivered to the Trustee, contemporaneously with the Officers’ Certificate referred to in Section 3.01 hereof, a written request that the Trustee give such notice.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional, except that any redemption pursuant to Section 3.07(b) may, at the Issuers’ discretion, be conditioned upon completion of the related Equity Offering.

Section 3.05 Deposit of Redemption or Purchase Price.

(a) No later than 10:00 a.m. Eastern Time on the redemption or purchase date, the Issuers will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Additional Interest, if any, on, all Notes to be redeemed or purchased.

(b) If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or surrendered for purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

(a) On or after December 1, 2013, the Issuers may redeem all or a part of the Notes at any time or from time to time upon not less than 30 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the 12-month period beginning on December 1 of the years set forth below:

Year	Percentage
2013	106.875%
2014	100.000%

(b) At any time on or prior to December 1, 2013, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued hereunder, upon not less than 30 nor more than 60 days’ prior notice, at a redemption price of 110.0% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, on the Notes to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), with the net cash proceeds of one or more Equity Offerings by the Company, provided that:

(1) at least 65% of the aggregate principal amount of Notes issued hereunder (including Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

(2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(c) At any time prior to December 1, 2013, the Notes may be redeemed in whole or in part at the option of the Issuers upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

(d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

(e) Except pursuant to the preceding paragraphs (a), (b) and (c), the Notes will not be redeemable at the Issuers’ option prior to their final maturity.

Section 3.08 Mandatory Redemption; Open Market Purchases.

Except as set forth under Sections 4.06, 4.10 and 4.15 hereof, the Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes or to repurchase the Notes at the option of the Holders. The Company and its Subsidiaries may acquire Notes by means other than a redemption or required repurchase, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms hereof.

Section 3.09 Offer to Purchase by Application of Excess Proceeds.

(a) In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below.

(b) The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth herein with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer.

(c) If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no further interest will be payable on such interest payment date to Holders who tender Notes pursuant to the Asset Sale Offer.

(d) Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1) the CUSIP number;

(2) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(3) the Offer Amount, the purchase price and the Purchase Date;

(4) that any Note not tendered or accepted for payment will continue to accrue interest;

(5) that, unless the Issuers default in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(6) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in initial denominations of $2,000 and integral multiples of $1,000 in excess thereof;

(7) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a paying agent at the address specified in the notice at least three days before the Purchase Date;

(8) that Holders will be entitled to withdraw their election if the Company, the depositary or the paying agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(9) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Holders thereof exceeds the Offer Amount, the Company will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof, will be purchased); and

(10) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

(e) On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the depositary or the paying agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Issuers will promptly issue a new Note, and the Trustee, upon written request from the Issuers, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Issuers will publicly announce the results of the Asset Sale Offer on the Purchase Date.

(f) Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof applicable to purchases of Notes.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

(a) The Issuers will pay or cause to be paid the principal of, premium, if any, and interest and Additional Interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Additional Interest, if any will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuers will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the applicable Registration Rights Agreement.

(b) The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

(a) The Issuers will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Notes may be presented or surrendered for payment, registration of transfer or for exchange. The Issuers hereby designate the corporate trust office of the Trustee located at 101 Barclay Street, New York, NY 10286, Attn: Corporate Trust Administration, as one such office or agency in the Borough of Manhattan of the Issuers in accordance with Section 2.03 hereof. The Issuers will give prompt written notice to the Trustee of any change in the location of such office or agency. Notices and demands in respect of the Notes and this Indenture shall also be served upon the Trustee or the Collateral Agent at the Corporate Trust Office at the address set forth in Section 13.02 hereof. If at any time the Issuers fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b) The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03 Reports.

(a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes and the Trustee (by making them available on its Web site as described below), within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

(b) All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company’s consolidated financial statements by the Company’s certified independent accountants. In addition, following the consummation of the Exchange Offer contemplated by the initial Registration Rights Agreement, the Company will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its Web site within those time periods.

(c) If, at any time after consummation of the Exchange Offer contemplated by the initial Registration Rights Agreement, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraphs of this Section 4.03 with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraphs on its Web site within the time periods that would apply if the Company were required to file those reports with the SEC.

(d) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Issuers and their Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(e) In addition, the Issuers and the Guarantors agree that, for so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they will furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(f) In addition, the Company will arrange and participate in quarterly conference calls to discuss its results of operations with Holders of the Notes, no later than 10 Business Days following the date on which each of the quarterly and annual reports are made available as provided above. The Company will provide to the Holders of the Notes dial-in conference call information substantially concurrently with the posting of such reports on its Web site. Access to any such reports on the Company’s Web site and to such quarterly conference calls may be password-protected, provided, that the Company makes reasonable efforts to notify the Holders of the Notes of the password and other information required to access such reports on its Web site and such quarterly conference calls.

(g) The Company will post the reports specified in this Section 4.03 on its Web site no later than the date the Company is required to provide those reports to the Trustee and the Holders of the Notes and maintain such posting so long as any Notes remain outstanding; provided, however, that such Web site may be password-protected so long as the Company makes reasonable efforts to notify the Trustee and the Holders of the Notes of postings to the Web site (including through the information dissemination procedures of the Depositary for the Notes) and to provide the Trustee and the Holders of the Notes with access to such Web site.

(h) Notwithstanding the foregoing, prior to the earlier of (i) 180 days after the Issue Date or (ii) the filing of an Exchange Offer Registration Statement or a Shelf Registration Statement, as applicable, in each case as provided in the initial Registration Rights Agreement, the Company will not be required to provide the following:

(1) Sarbanes-Oxley. No certifications or attestations concerning the financial statements or disclosure controls and procedures or internal controls that would otherwise be required pursuant to the Sarbanes-Oxley Act of 2002 will be required (provided further, however, that nothing contained in the terms herein shall otherwise require the Company to comply with the terms of the Sarbanes-Oxley Act of 2002 at any time when it would not otherwise be subject to such statute);

(2) Financial Statements of Acquired Entities. The financial statements required of acquired businesses will be limited to the financial statements (in whatever form) that the Company receives in connection with the acquisition, and whether or not audited;

(3) Financial Statements of Unconsolidated Entities. No financial statements of unconsolidated entities will be required;

(4) Segment Reporting. The Company will not be required to prepare its financial statements in accordance with SFAS No. 131;

(5) Mezzanine Securities. The Company will not be required to comply with SPAS No. ISO in respect of any period prior to the date hereof;

(6) Supplemental Schedules. The schedules identified in Section 5-04 of Regulation S-X will not be required;

(7) Item 403 of Regulation S-K. The Company may limit the information disclosed in such reports in respect of Item 403 of Regulation S-K under the Securities Act to identifying, in each case utilizing a reference date permitted under Item 403, (A) the aggregate voting and economic ownership interests in the Company and, if applicable, the top-level holding company of the Company of each Person (including any “group” as that term is used in Section 13(d)(3) under the Exchange Act) who is known to the Company to be the Beneficial Owner of more than 5% of any class of the Company’s Capital Stock, (B) the aggregate voting and economic ownership interests in the top-level holding company of the Issuers beneficially owned by directors and officers of the Company as a group and (C) the information required to be disclosed under Item 403(c); and

(8) Exhibits. No exhibits pursuant to Item 601 of Regulation S-K under the Securities Act (other than in respect of material agreements governing Indebtedness) will be required.

(i) In the event that any direct or indirect parent company of the Company guarantees the Notes at the time of or following an initial public offering of such parent company, the Company may satisfy its obligations in this Section 4.03 with respect to financial information relating to the Company by furnishing financial information relating to such parent company; provided, however, that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent company and any of its Subsidiaries, on the one hand, and the information relating to the Company and its Subsidiaries, on a standalone basis, on the other hand.

(j) Delivery of any reports to the Trustee pursuant to this Section 4.03 is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.04 Compliance Certificate.

(a) The Issuers and each Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations herein, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant herein; and are not in default in the performance or observance of any of the terms, provisions and conditions herein (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes are prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto.

(b) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer of the Company becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes; Stay, Extension and Usury Laws.

(a) The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

(b) The Issuers and each of the Guarantors covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06 Excess Cash Flow Offer.

(a) Within 90 days after the end of each full fiscal year following the Issue Date for which the Excess Cash Flow Offer Amount exceeds $5.0 million, to the extent permitted by its Credit Facilities the Company will offer to purchase Notes (the “Excess Cash Flow Offer”) at an offer price equal to 100% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (the “Excess Cash Flow Offer Payment”), and such offer price will be payable in cash with 50% of the Company’s Excess Cash Flow from the prior fiscal year. If the aggregate principal amount of Notes tendered into such Excess Cash Flow Offer exceeds the Excess Cash Flow Offer Amount, the Trustee will select the Notes to be purchased on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate.

(b) Within 90 days following the end of each such full fiscal year, the Company will mail a notice to each holder and the Trustee offering to repurchase Notes as of the date specified in the notice (the “Excess Cash Flow Offer Purchase Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. Such notice shall state:

(1) that the Excess Cash Flow Offer is being made pursuant to this Section 4.06;

(2) the purchase price and the Excess Cash Flow Offer Purchase Date;

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless the Company defaults in the payment of the Excess Cash Flow Offer Payment, all Notes accepted for payment pursuant to the Excess Cash Flow Offer will cease to accrue interest after the Excess Cash Flow Offer Purchase Date;

(5) that Holders electing to have any Notes purchased pursuant to an Excess Cash Flow Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the paying agent appointed by the Company at the address specified in the notice prior to the close of business on the third Business Day preceding the Excess Cash Flow Offer Purchase Date;

(6) that Holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the second Business Day preceding the Excess Cash Flow Offer Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or integral multiples of $1,000 in excess thereof.

(c) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Excess Cash Flow Offer. To the extent that the provisions of any securities laws or regulations conflict with the Excess Cash Flow provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such conflict.

(d) On or before the Excess Cash Flow Offer Purchase Date, the Company will, to the extent lawful accept for payment all Notes or portions of Notes properly tendered pursuant to Excess Cash Flow Offer. Promptly after such acceptance, on the Excess Cash Flow Offer Purchase Date, the Company will:

(1) deposit with the paying agent an amount equal to the Excess Cash Flow Offer Payment in respect of all Notes or portions of Notes properly tendered; and

(2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(e) On the Excess Cash Flow Offer Purchase Date, the paying agent will mail to each holder of Notes properly tendered the Excess Cash Flow Offer Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of the Depositary), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000.

(f) The Company will publicly announce the results of the Excess Cash Flow Offer as soon as practicable after the Excess Cash Flow Offer Purchase Date.

Section 4.07 Restricted Payments.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or payable to the Company or a Restricted Subsidiary of the Company);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness of either Issuer or any Guarantor that is subordinated to the Notes or the Guarantees, except a payment of interest or principal at or within one year of the Stated Maturity thereof; or

(4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in Section 4.09(a) hereof, and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the date hereof (excluding Restricted Payments permitted by clauses (2) through (9) of the next succeeding paragraph), is less than the sum, without duplication, of (the “Restricted Payments Basket”):

(a) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first full fiscal quarter of the Company commencing immediately before the Issue Date to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b) 100% of the aggregate net cash proceeds received by the Company (including the fair market value of any Additional Assets (measured as of the date of the definitive agreement with respect to such Additional Assets) to the extent acquired in consideration of Equity Interests of the Company (other than Disqualified Stock)) since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company), plus

(c) [reserved],

(d) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

(e) to the extent that any Unrestricted Subsidiary of the Company is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of (i) the fair market value of the Company’s Investment in such Subsidiary as of the date of such redesignation or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary.

(b) So long as no Default or Event of Default has occurred and is continuing or would be caused thereby (except in the case of Restricted Payments pursuant to clause (8) below), the preceding provisions will not prohibit:

(1) the payment of any dividend or other distribution within 60 days after the date of declaration of the dividend or other distribution, if at the date of declaration such dividend or other distribution payment would have complied with the provisions hereof;

(2) the purchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of either Issuer or any Guarantor that is subordinated to the Notes or the Guarantees or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided, that the amount of any such net cash proceeds that are utilized for any such purchase, redemption, defeasance, or other acquisition or retirement for value will be excluded from clause (3)(b) of the preceding paragraph;

(3) the purchase, redemption, defeasance or other acquisition or retirement for value of subordinated Indebtedness of either Issuer or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(4) [reserved];

(5) [reserved];

(6) so long as no Default has occurred and is continuing, upon the occurrence of a Change of Control or an Asset Sale and within 60 days after the completion of the offer to repurchase the Notes under Section 4.10 or 4.15 hereof (including the purchase of all Notes tendered), any purchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of either Issuer or any Guarantor that is subordinated to the Notes or the Guarantees and that is required under the terms thereof as a result of such Change of Control or Asset Sale at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any, provided that, in the notice to Holders relating to a Change of Control or Asset Sale hereunder, the Company shall describe this clause (6);

(7) [reserved];

(8) so long as the Company is treated for U.S. federal tax purposes as a disregarded entity or partnership, Permitted Tax Distributions; and

(9) other Restricted Payments in an aggregate amount since the Issue Date not to exceed $2.0 million.

(c) The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.07 will be determined by the Board of Directors, whose determination shall be evidenced by a Board Resolution. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $15.0 million. Not later than the date of making any Restricted Payment that would have the effect of reducing the Restricted Payments Basket under the first paragraph of this Section 4.07, the Company will deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required herein. For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1)-(9), the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this Section 4.07.

Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b) The restrictions in this Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness and the Senior Credit Agreement as in effect on the date hereof and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided, that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in such agreements on the date hereof;

(2) this Indenture, the Notes and the Guarantees;

(3) applicable law, rule, regulation or order;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred or issued in connection with such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those instruments, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in those instruments; provided, that, in the case of Indebtedness, such Indebtedness was permitted by the terms hereof to be incurred;

(5) customary non-assignment provisions in contracts and leases entered into in the ordinary course of business and consistent with past practices;

(6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

(7) any agreement for the sale or other disposition of a Restricted Subsidiary of the Company that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) agreements governing other Indebtedness of the Company and one or more Restricted Subsidiaries permitted herein, provided that the restrictions in the agreements governing such Indebtedness are not materially more restrictive, taken as a whole, than those provided herein;

(10) Liens securing Indebtedness otherwise permitted to be incurred under Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(11) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements, agreements respecting Permitted Business Investments and other similar agreements entered into in the ordinary course of business; and

(12) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt) and neither the Issuers nor any Guarantor will issue any Disqualified Stock, and the Company will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Issuers and any Guarantor may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if the Consolidated Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.5 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by the Issuers or any Guarantor of Indebtedness under one or more Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed an amount equal to the greater of (a) $35.0 million (minus the amount of any permanent payment and commitment reductions) and (b) 10% of ACNTA as of the date of such incurrence;

(2) the incurrence by the Company or any of its Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by the Issuers and the Guarantors of Indebtedness represented by the Initial Notes and the Guarantees thereof and the Exchange Notes and the related Guarantees issued pursuant to a Registration Rights Agreement;

(4) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $4.0 million at any time outstanding;

(5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred herein under Section 4.09(a) or Section 4.09(b)(2), (3), (4) or (11);

(6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(a) if one of the Issuers is the obligor on such Indebtedness and a Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, or if a Guarantor is the obligor on such Indebtedness and neither of the Issuers nor another Guarantor is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Guarantee of such Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations;

(8) the guarantee by either Issuer or any of the Guarantors of Indebtedness of an Issuer or any Guarantor that was permitted to be incurred under this Section 4.09;

(9) the incurrence by the Company or any of its Restricted Subsidiaries of obligations relating to net gas balancing positions arising in the ordinary course of business and consistent with past practice;

(10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of bid, performance, surety and similar bonds issued for the account of the Company and any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of the Company and any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each other than an obligation for money borrowed);

(11) Indebtedness of a Restricted Subsidiary incurred and outstanding on the date on which such Restricted Subsidiary was acquired by, or merged into, the Company or any Restricted Subsidiary (other than Indebtedness incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by the Company, the Company would have been able in incur $1.00 of additional Indebtedness under Section 4.09(a) hereof after giving effect to the incurrence of such Indebtedness pursuant to this clause (11);

(12) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from agreements of the Company or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition; and

(13) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount at any time outstanding, not to exceed $2.0 million.

(c) For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) above, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such item of Indebtedness in any manner that complies with this Section 4.09.

(d) The amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP. Indebtedness of any Person existing at the time such Person becomes a Restricted Subsidiary shall be deemed to have been incurred by the Company and the Restricted Subsidiary at the time such Person becomes a Restricted Subsidiary. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends or other distributions on Disqualified Stock in the form of additional shares, units or the like of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included for purposes of determining the Consolidated Coverage Ratio of the Company.

Section 4.10 Asset Sales.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration received by the Company or such Restricted Subsidiary from all Asset Sales since the Issue Date, in the aggregate, is in the form of cash or Additional Assets (the fair market value of which shall be measured as of the date of the definitive agreement with respect to such Additional Assets).

For purposes of this provision, each of the following will be deemed to be cash:

(A) any liabilities, as shown on the Company’s or such Restricted Subsidiary’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms expressly subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

(B) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted within 90 days by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion.

(b) Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any such Restricted Subsidiary may apply those Net Proceeds at its option to any combination of the following:

(1) to repay or repurchase Indebtedness and other Obligations under a Credit Facility, any other First Lien Obligations (provided that, if the Indebtedness so repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto) and Indebtedness and other Obligations arising under or pursuant to the Notes;

(2) to acquire all or substantially all of the properties or assets of one or more other Persons primarily engaged in the Oil and Gas Business, and, for this purpose, a division or line of business of a Person shall be treated as a separate Person so long as such properties and assets are acquired by the Company or a Restricted Subsidiary;

(3) to acquire a majority of the Voting Stock of one or more other Persons primarily engaged in the Oil and Gas Business, if after giving effect to any such acquisition of Voting Stock, such Person is or becomes a Restricted Subsidiary; and

(4) to make one or more capital expenditures or to acquire other long-term assets that are not classified as current assets under GAAP and that are used or useful in the Oil and Gas Business.

(c) Pending the final application of any Net Proceeds, the Company or any such Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(d) Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.” On the 361st day after the Asset Sale (or, at the Company’s option, any earlier date), if the aggregate amount of Excess Proceeds then exceeds $5.0 million, the Company will make an Asset Sale Offer to all Holders of Notes, and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth herein with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of settlement, subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of settlement, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any of its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(e) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with Section 3.09 hereof or this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such conflict.

(f) In the case of clauses (2) through (4) of the preceding paragraph (b), the Company (or the applicable Restricted Subsidiary, as the case may be) will be deemed to have complied with its obligations under the preceding paragraphs if it enters into a binding commitment to acquire such assets or Voting Stock or make such capital expenditure prior to 360 days after the receipt of the applicable Net Proceeds; provided, that such binding commitment will be subject only to customary conditions and such acquisition or expenditure is completed within 180 days following the expiration of the aforementioned 360-day period. If the acquisition or expenditure contemplated by such binding commitment is not consummated on or before such 180th day, and the Company (or the applicable Restricted Subsidiary, as the case may be) has not applied the applicable Net Proceeds for another purpose permitted by the preceding paragraph (b) on or before such 180th day, such commitment shall be deemed not to have been a permitted application of Net Proceeds.

Section 4.11 Transactions with Affiliates.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2) the Company delivers to the Trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction(s) complies with this covenant and that such Affiliate Transaction(s) has been approved by a majority of the members of the Board of Directors;

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, the Company delivers to the Trustee a written opinion that such Affiliate Transaction(s) is fair, from a financial point of view, to the Company and its Restricted Subsidiaries, taken as a whole, or that such Affiliate Transaction(s) is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a person who is not an Affiliate, in either such case issued by an independent accounting, appraisal or investment banking firm of recognized standing;

(3) so long as PPVA is an Affiliate of the Company, with respect to any Affiliate Transaction or series of related Affiliate Transactions, between the Company or any of its Restricted Subsidiaries, on the one hand, and PPVA or any of its Affiliates (other than the Company or any of its Restricted Affiliates), on the other, the chief executive officer of the Company delivers to the Trustee an Officers’ Certificate certifying that such Affiliate Transaction(s) complies with this Section 4.11 and that such Affiliate Transaction(s) has been approved by a majority of the members of the Board of Directors; and

(4) so long as PPVA is an Affiliate of the Company, with respect to any Affiliate Transaction or series of related Affiliate Transactions, between John Hoffman or any of his Affiliates (other than the Company or any of its Restricted Subsidiaries), on the one hand, and the Company or any of its Restricted Subsidiaries, on the other, PPVA delivers to the Trustee a certificate certifying that such Affiliate Transaction(s) complies with this Section 4.11 and that such Affiliate Transaction(s) has been approved by a majority of the members of the Board of Directors.

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(1) any employment or severance agreement or other employee or director compensation agreement, arrangement or plan, or any amendment thereto, entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(2) transactions between or among any of the Company and its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns an Equity Interest in such Person;

(4) the payment of reasonable directors’ fees, the payments of other reasonable benefits and the provision of officers’ and directors’ indemnification and insurance to the extent permitted by law to persons who are officers and directors of the Company and its Restricted Subsidiaries, in each case in the ordinary course of business and approved by the Board of Directors;

(5) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the Company, or contributions to the capital of the Company by its Affiliates;

(6) transactions pursuant to any agreement in effect on the Issue Date, as such agreement may be amended, modified or supplemented from time to time provided that any such amendment, modification or supplement will not be materially adverse to the Company or the Restricted Subsidiaries compared to the terms of such agreement in effect on the Issue Date; and

(7) Permitted Investments or Restricted Payments that are permitted under Section 4.07 hereof.

Section 4.12 Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.13 Business Activities.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than the Oil and Gas Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

(b) The Co-Issuer may not engage in any business not related directly or indirectly to obtaining money or arranging financing for the Company or its Restricted Subsidiaries.

Section 4.14 Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) its limited liability company existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

(2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries;

provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15 Offer to Repurchase at the Option of Holders.

Upon the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased to the date of settlement (the “Change of Control Purchase Date”), subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Purchase Date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will mail a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control and stating:

(1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

(2) the purchase price and the Change of Control Purchase Date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed;

(3) that any Note not tendered will continue to accrue interest;

(4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Purchase Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the paying agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Purchase Date;

(6) that Holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the second Business Day preceding the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or integral multiples of $1,000 in excess thereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

(b) On or before the Change of Control Purchase Date, the Company will, to the extent lawful, accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer. Promptly after such acceptance, on the Change of Control Purchase Date, the Company will:

(1) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(c) On the Change of Control Purchase Date, the paying agent will mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of DTC), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer as soon as practicable after the Change of Control Purchase Date.

(d) The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions herein are applicable.

(e) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

(f) A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of the Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

Section 4.16 Additional Guarantees.

If any Restricted Subsidiary of the Company that is not already a Guarantor guarantees any other Indebtedness of the Company under a Credit Facility, then that Restricted Subsidiary will become a Guarantor by executing a supplemental indenture in substantially the form of Exhibit F hereto and delivering it to the Trustee within 20 Business Days of the date on which it guaranteed Indebtedness of the Company under a Credit Facility; provided, however, that the foregoing shall not apply to Subsidiaries of the Company that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries. Any such guarantee will be subject to the release provisions set forth in Article 11.

Section 4.17 Designation of Restricted and Unrestricted Subsidiaries.

(a) The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount of the Restricted Payments Basket or represent Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Subsidiary so designated otherwise meets the definition of an Unrestricted Subsidiary.

(b) Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted under Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes hereof, and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date under Section 4.09 hereof, and any Lien of such Subsidiary will be deemed to be incurred as of such date under Section 4.12 hereof, and, if such Indebtedness is not permitted to be incurred under Section 4.09, or such Lien is not permitted to be incurred under Section 4.12 hereof, then, in either case, the Company will be in default of such covenant.

(c) The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and the creation, incurrence, assumption or otherwise causing to exist any Lien of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted pursuant to Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, (2) such Lien is permitted pursuant to Section 4.12 hereof and (3) no Default or Event of Default would be in existence following such designation.

Section 4.18 Impairment of Security Interest.

Neither the Company nor any Restricted Subsidiary will take or omit to take any action which would adversely affect or impair in any material respect the Liens in favor of the Collateral Agent with respect to the Collateral, except as otherwise permitted or required by the Collateral Agreements or herein. Neither the Company nor any Restricted Subsidiary will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than First Lien Debt Documents or as permitted herein and by the Collateral Agreements (including the Intercreditor Agreement).

Section 4.19 Post-Closing.

The Issuers and the Guarantors will use their respective commercially reasonable efforts to perfect on the date hereof the Liens on the Collateral for the benefit of the Holders of the Notes that are created on the date hereof and to create valid Second Priority Liens with respect thereto, but, to the extent any such Liens are not perfected by such date, the Issuers and the Guarantors will do or cause to be done all acts and things that may be required, including obtaining any required consents from third parties, to have all Liens on the Collateral duly created and enforceable and perfected, in each case solely to the extent required by the Collateral Agreements, promptly following the date hereof, but in any event prior to the date that is 60 calendar days thereafter.

Section 4.20 Further Assurances.

The Issuers and the Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the Liens created or intended to be created by the Collateral Agreements on the Collateral. In addition, from time to time, the Company will reasonably promptly secure the Obligations provided herein and the Collateral Agreements by pledging or creating, or causing to be pledged or created, perfected Liens with respect to the Collateral. The Company shall deliver or cause to be delivered to the Collateral Agent all such instruments and documents as the Collateral Agent shall reasonably request to evidence compliance with this Section 4.20.

Section 4.21 Maximum Capital Expenditures.

The Company and its Restricted Subsidiaries will not allow their aggregate capital expenditures to exceed (i) $30 million for the fiscal year ending December 31, 2011 and (ii) 25% of Consolidated EBITDAX for any fiscal year thereafter; provided that, the difference between the Company’s and its Restricted Subsidiaries’ permitted capital expenditures for any fiscal year and their actual capital expenditures for such fiscal year, if positive, shall be available for use for capital expenditures in the subsequent fiscal year without regard to the preceding restriction. The Company shall certify its compliance with this Section 4.21 in the Officers’ Certificate delivered to the Trustee in accordance with Section 4.04(a) hereof following the completion of each fiscal year.

Section 4.22 PV-10.

The Company and its Restricted Subsidiaries will not allow the ratio of their SEC PV-10 to Consolidated Leverage to be less than 1.4 to 1.0 as of the last day of each fiscal year and shall certify their compliance with this Section 4.22 in the Officers’ Certificate delivered to the Trustee in accordance with Section 4.04(a) hereof following the completion of each fiscal year.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

(a) Neither of the Issuers may, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Issuer is the surviving Person); or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

(1) either (a) such Issuer is the surviving Person or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation, limited partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia, provided that the Co-Issuer may not consolidate or merge with or into another Person other than a corporation for so long as the Company is not a corporation;

(2) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of such Issuer under the Notes and the applicable Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

(3) immediately after such transaction no Default or Event of Default exists;

(4) except with respect to a transaction solely between the Company and a Guarantor or a transaction involving only the Co-Issuer and not the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

(5) such Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with this Indenture.

(b) In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

(c) This Section 5.01 will not apply to:

(1) a merger of either Issuer with an Affiliate solely for the purpose of reincorporating or reorganizing such Issuer in another jurisdiction; or

(2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries.

Section 5.02 Successor Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions hereof referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company provided herein with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default and Remedies.

Each of the following is an “Event of Default”:

(1) default for 30 days in the payment when due of interest or Additional Interest, if any, on the Notes;

(2) default in payment when due of the principal of, or premium, if any, on the Notes;

(3) failure by the Company to comply with the provisions of Sections 4.06, 4.10, 4.15 or 5.01 hereof;

(4) failure by the Company or any of its Restricted Subsidiaries, as applicable, to comply for 30 days after receipt of written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes with the provisions described under Sections 4.07, 4.09, 4.12, 4.08, 4.11, 4.16, and 4.13 hereof;

(5) failure by the Company for 30 days after notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes outstanding to comply with any of the other agreements provided herein (or 60 days with respect to the covenant in Section 4.03 hereof);

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more and such Payment Default is not cured or such acceleration rescinded within 15 days;

(7) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed (including a stay pending appeal) for a period of 60 days after the date of such final judgment (or, if later, the date when payment is due pursuant to such judgment);

(8) except as permitted herein, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee;

(9) the Company or any Restricted Subsidiary, pursuant to or within the meaning of any Bankruptcy Law: commences a voluntary case, consents to the entry of an order for relief against it in an involuntary case, consents to the appointment of a custodian of it or for all or substantially all of its assets or makes a general assignment for the benefit of its creditors;

(10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: is for relief against the Company or any Restricted Subsidiary, as debtor in an involuntary case, appoints a custodian of the Company or any Restricted Subsidiary, or a custodian for all or substantially all of the assets of the Company or any Restricted Subsidiary, or orders the liquidation of the Company or any Restricted Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or

(11) (x) any Collateral Agreement at any time for any reason shall cease to be in full force and effect in all material respects, except as provided in the Collateral Agreements or herein; (y) any Collateral Agreement ceases to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby with respect to any Collateral having a fair market value in excess of $1.0 million, superior to and prior to the rights of all third persons other than the holders of Permitted Liens and subject to no other Liens except as expressly permitted by the applicable Collateral Agreement or herein; or (z) the Company or any of the Guarantors, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Collateral Agreement.

Section 6.02 Acceleration.

(a) In the case of an Event of Default described in clause (9) or (10) of Section 6.01 hereof with respect to the Company or any Restricted Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

(b) The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or Additional Interest, if any, that has become due solely because of the acceleration) have been cured or waived.

(c) In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes prior to stated maturity (other than with the net cash proceeds of an Equity Offering), an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

Section 6.03 Other Remedies.

(a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Additional Interest, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or herein.

(b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any past Default or Event of Default and its consequences as provided herein except a continuing Default or Event of Default in the payment of principal of, or interest, premium or Additional Interest, if any, on, the Notes or in respect of a covenant that cannot be amended without the consent of each Holder.

Section 6.05 Control by Majority.

(a) Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

(b) Subject to this Section 6.05 and Section 6.06 hereof, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold notice of any continuing Default or Event of Default from Holders of the Notes if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, or interest, premium or Additional Interest, if any, on, the Notes.

Section 6.06 Limitation on Suits.

Subject to the provisions herein relating to the duties of the Trustee in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers provided herein at the request or direction of any Holders of Notes unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, interest, premium or Additional Interest, if any, when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5) Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision herein, the right of any Holder of a Note to receive payment of principal, premium and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided, that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Issuers for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee pursuant to

Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee pursuant to Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee and Collateral Agent and their agents and attorneys for amounts due pursuant to Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee or Collateral Agent and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Interest, if any, and interest, respectively; and

Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy provided herein or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions hereof and the Trustee need perform only those duties that are specifically set forth herein and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements hereof; but in the case of any such certificates or opinions by which any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements hereof (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of Section 7.01(b) hereof;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision hereof that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01 hereof.

(e) No provision herein will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers hereunder at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuers, personally or by agent or attorney at the sole cost of the Issuers and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided herein, any demand, request, direction or notice from the Issuers will be sufficient if evidenced by an Officers’ Certificate.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee and by the Collateral Agent in each of its capacities hereunder and under the Collateral Agreements, and each agent, custodian and other Person employed to act hereunder.

(k) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(l) The Trustee may request that the Issuers deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions as provided herein.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign. Any Registrar or Paying Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision herein, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it is known to the Trustee. Except in the case of a Default or Event of Default in payment of principal, interest, premium or Additional Interest, if any, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 Reports by Trustee to Holders of the Notes.

(a) Within 60 days after each May 15 beginning with the May 15 following the date hereof, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA § 313(c).

(b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Issuers and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Issuers will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

(a) The Issuers will pay to the Trustee and Collateral Agent from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuers will reimburse each of the Trustee and Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Issuers and the Guarantors, jointly and severally, will indemnify the Trustee and the Collateral Agent against any and all losses, liabilities or expenses incurred by either of them arising out of or in connection with the acceptance or administration of its duties provided herein, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. Each of the Trustee and Collateral Agent will notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee or Collateral Agent to so notify the Issuers will not relieve the Issuers or any of the Guarantors of their obligations hereunder. The Issuers or such Guarantor will defend the claim and the Trustee and Collateral Agent will cooperate in the defense. The Trustee and Collateral Agent may have separate counsel and the Issuers will pay the reasonable fees and expenses of such counsel. Neither the Issuers nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c) The obligations of the Issuers and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

(d) To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee and Collateral Agent will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f) The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee provided herein. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided, that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations pursuant to Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11 Preferential Collection of Claims Against Issuers.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance and Covenant Defeasance.

The Issuers may at any time, at the option of the Board of Directors of the Company evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Sections 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

(a) Upon the Issuers’ exercise pursuant to Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections herein referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, and interest, premium or Additional Interest, if any, on such Notes when such payments are due from the trust referred to below;

(2) the Issuers’ obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ obligations in connection therewith; and

(4) this Article 8.

(b) Subject to compliance with this Article 8, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option pursuant to Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Issuers’ exercise pursuant to Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations contained in Sections 4.03, 4.04(b), 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21 or 4.22 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such Sections or clause, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such

Notes will not be deemed outstanding for accounting purposes if GAAP so permits). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Issuers and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such Sections or clause, whether directly or indirectly, by reason of any reference elsewhere herein to any such Sections or clause or by reason of any reference in any such Sections or clause to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default pursuant to Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Guarantees will be unaffected thereby. In addition, upon the Issuers’ exercise pursuant to Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(8) and 6.01(11) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1) the Company or any Guarantor must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest, premium and Additional Interest, if any, on, the outstanding Notes on the date of fixed maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to the date of fixed maturity or to a particular redemption date;

(2) in the case of an election pursuant to Section 8.02 hereof, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B) since the date hereof, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election pursuant to Section 8.03 hereof, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which either Issuer or any of the Guarantors is a party or by which either Issuer or any of the Guarantors is bound;

(6) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(7) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

(a) Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

(b) The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

(c) Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered pursuant to Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium or Additional Interest, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium or Additional Interest, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuers.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture and the Notes and the Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium or Additional Interest, if any, or interest on, any Note following the reinstatement of their obligations, the Issuers will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

(a) Notwithstanding Section 9.02 hereof, the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture Documents without the consent of any Holder of Notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of an Issuer’s or a Guarantor’s obligations to the Holders of the Notes and Guarantees by a successor to such Issuer or Guarantor pursuant to Article 5 or Article 11 hereof;

(4) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder, provided that any change to conform this Indenture to the preliminary offering circular dated October 26, 2010, as amended and supplemented by the supplement thereto dated November 15, 2010 and as further amended and supplemented by the pricing supplement term sheet dated November 22, 2010 relating to the offering of the Initial Notes will not be deemed to adversely affect the legal rights of any Holder herein;

(5) to secure the Notes or the Guarantees pursuant to Article 10 hereof or otherwise;

(6) to provide for the issuance of Additional Notes in accordance with Section 2.02 hereof;

(7) to add any additional Guarantor or to evidence the release of any Guarantor from its Guarantee, in each case as provided herein and in the Intercreditor Agreement;

(8) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA; or

(9) to evidence or provide for the acceptance of appointment herein of a successor Trustee.

(b) Upon the request of the Issuers accompanied by a resolution of their Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Sections 7.02 and 9.06 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms herein and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities herein or otherwise.

(c) In addition to the foregoing, Holders of the Notes, by the acceptance thereof, shall be deemed to agree that the Collateral Agreements may be amended without the consent of any Holder or Notes in circumstances set forth in the Intercreditor Agreement.

Section 9.02 With Consent of Holders of Notes.

(a) Except as provided below in this Section 9.02, the Indenture Documents may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the Notes affected thereby then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, Notes).

(b) Upon the request of the Issuers accompanied by a resolution of their Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Sections 7.02 and 9.06 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities herein or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

(c) It is not necessary for the consent of the Holders of the Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

(d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuers with any provision of the Indenture Documents. However, without the consent of each Holder affected thereby, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except with respect to Sections 3.09, 4.06, 4.10 and 4.15 hereof);

(3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or premium or Additional Interest, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in currency other than that stated in the Notes;

(6) make any change in the provisions herein relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on, the Notes (other than as permitted by clause (7) below);

(7) waive a redemption payment with respect to any Note (other than a payment required by Section 3.09, 4.06, 4.10 or 4.15 hereof);

(8) release any Guarantor from any of its obligations under its Guarantee or this Indenture, except in accordance with the terms hereof and the Intercreditor Agreement; or

(9) make any change in the preceding amendment, supplement and waiver provisions.

(e) Without the consent of the Holders of at least 70% in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), an amendment, supplement or waiver may not (i) release all or a material portion of the Collateral from the Liens created pursuant to the Collateral Agreements or (ii) subordinate any Liens created pursuant to the Collateral Agreements, except, in each case, in accordance with the Indenture and the Collateral Agreements.

Section 9.03 Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers, in exchange for all Notes, may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amended or supplemental indenture until the Boards of Directors of the Issuers approve it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted herein.

ARTICLE 10

COLLATERAL AND SECURITY

Section 10.01 Grant of Security Interest.

The due and punctual payment of the principal of and interest and Additional Interest, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and Additional Interest (to the extent permitted by law), if any, on the Notes (including, but not limited to, all interest accrued or accruing (or which would, absent commencement of an Insolvency Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Law), accrue) after commencement of an Insolvency Proceeding, whether or not the claim for such interest is allowed as a claim in such Insolvency Proceeding), and performance of all other obligations of the Issuers and the Guarantors to the Holders or the Trustee herein and under the Notes, according to the terms hereunder or thereunder, shall be secured by all property and assets of the Issuers and the Guarantors that from time to time are subject to Liens securing First Lien Obligations, other than the Excluded Collateral, including as provided in the Collateral Agreements which the Issuers and the Guarantors have entered into simultaneously with the execution of this Indenture, in each case subject to the Intercreditor Agreement. Each Holder, by its acceptance of Notes, consents and agrees to the terms of the Intercreditor Agreement and the other Collateral Agreements (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended, waived, supplemented or modified from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Intercreditor Agreement and the other Collateral Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. The Issuers will deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Collateral Agreements, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Agreements, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby, by the Collateral Agreements or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Collateral Agent may open and maintain one or more accounts to hold the Collateral and the Collateral Agreements from time to time, it being understood that such accounts shall not in any way expand or otherwise affect the Collateral Agent’s duties under the Collateral Agreements. The Trustee and the Collateral Agent are hereby authorized to enter into the Collateral Agreements, including the Intercreditor Agreement.

Section 10.02 Recording and Opinions.

(a) The Issuers will furnish to the Collateral Agent and the Trustee on or within one month of December 1 in each year beginning with December 1, 2011, an Opinion of Counsel either:

(1) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, mortgages, financing statements, mortgage reinscriptions, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Collateral Agreements and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all mortgages, mortgage reinscriptions, financing statements and continuation statements have been filed that are necessary as of such date and during the succeeding 12 months to fully preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Collateral Agent and the Trustee hereunder and under the Collateral Agreements with respect to the security interests in the Collateral;

(2) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

(b) The Issuers will otherwise comply with the provisions of TIA §314(b).

Section 10.03 Release of Collateral.

(a) Subject to subsections (b), (c) and (d) of this Section 10.03, Collateral may be released from the Lien and security interest created by the Collateral Agreements in accordance with the provisions of the Collateral Agreements and under the following circumstances:

(1) if any Subsidiary that is a Guarantor is released from its Guarantee pursuant to the terms hereof, that Subsidiary’s assets will also be released from the Liens securing the Notes;

(2) pursuant to Section 9.02 hereof, with the consent of Holders of at least 70% in aggregate principal amount of the outstanding Notes;

(3) if required in accordance with the terms of the Intercreditor Agreement;

(4) if such Collateral becomes Excluded Collateral;

(5) if the First Priority Lien on such Collateral is released, other than a release following a discharge of First Lien Obligations;

(6) if the Issuers exercise their Legal Defeasance option or Covenant Defeasance option pursuant to Sections 8.01, 8.02 and 8.03 hereof;

(7) upon satisfaction and discharge of the Indenture or payment in full of the principal of, and premium and accrued and unpaid interest on, the Notes and all other Obligations that are then due and payable pursuant to Section 12.01 hereof.

(b) In addition, upon the request of the Issuers pursuant to an Officers’ Certificate certifying that all conditions precedent hereunder have been met and stating whether or not such release is in connection with a sale or disposition of assets and (at the sole cost and expense of the Issuers) the Collateral Agent will release Collateral that is sold, conveyed or disposed of in compliance with the provisions hereof; provided, that if such sale, conveyance or disposition constitutes an Asset Sale, such Asset Sale complies with the requirements of Section 4.10 hereof. Upon receipt of such Officers’ Certificate the Collateral Agent shall execute, deliver or acknowledge any instruments of termination, satisfaction or release reasonably requested of it to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Agreements.

(c) The Issuers shall determine the applicability of TIA Section 314(d) to any such release, and if the Issuers determine that Section 314(d) is not applicable they shall include a statement to this effect in the Officers’ Certificate to be provided under clause (d). Any certificate or opinion required by TIA § 314(d) may be made by an Officer of either of the Issuers except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or approved by the Issuers in the exercise of reasonable care. If the Issuers determine that Section 314(d) of the TIA is not applicable to the release of Collateral, then the Issuers need not deliver the documents that would otherwise be required under Section 314(d); provided, however, that in no event is this intended to derogate the right of the Trustee and Collateral Agent to request and obtain an Opinion of Counsel and Officers’ Certificate stating that all conditions precedent in the Indenture Documents to such release have been complied with whenever the Trustee and/or Collateral Agent is asked to execute or acknowledge a release of Collateral.

(d) Notwithstanding anything to the contrary contained herein, at any time the Trustee or Collateral Agent is requested to acknowledge or execute a release of Collateral, the Trustee and/or the Collateral Agent shall be entitled to receive an Opinion of Counsel and Officers’ Certificate that all conditions precedent in the Indenture Documents to such release have been complied with. The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

Section 10.04 [Reserved]

Section 10.05 Authorization of Actions to Be Taken by the Trustee Under the Collateral Agreements.

(a) Subject to the provisions of Sections 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Agent to, take all actions it deems necessary or appropriate in order to:

(1) enforce any of the terms of the Collateral Agreements; and

(2) collect and receive any and all amounts payable in respect of the Obligations of the Issuers hereunder.

(b) The Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Agreements or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

Section 10.06 Authorization of Receipt of Funds by the Trustee Under the Collateral Agreements.

The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Collateral Agreements, and to make further distributions of such funds to the Holders of Notes according to the provisions hereof.

Section 10.07 Termination of Security Interest.

Upon the payment in full of all Obligations of the Issuers herein and under the Notes, or upon Legal Defeasance, the Trustee will, at the request of the Issuers, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Collateral Agreements.

Section 10.08 Trustee’s Duties with Respect to Collateral

(a) Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

(b) The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuers to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms hereof, the Collateral Agency Agreement or the Security Documents by the Issuers, the Guarantors, the Secured Parties or the Collateral Agent.

ARTICLE 11

GUARANTEES

Section 11.01 Guarantee.

(a) The Guarantors, jointly and severally, fully, irrevocably, absolutely and unconditionally guarantee to each of the Holders of Notes and the Trustee the prompt and complete payment and performance when due, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuers thereunder, no matter how the same shall become due, of all Guaranteed Obligations.

(b) If the Issuers shall for any reason fail to pay any Guaranteed Obligation, as and when such Guaranteed Obligation shall become due and payable, whether at its stated maturity, as a result of the exercise of any power to accelerate, or otherwise, the Guarantors will, upon demand by the Trustee, pay such Guaranteed Obligation in full to the Trustee for the benefit of the Holders of Notes and the Trustee to which such Guaranteed Obligation is owed. If the Issuers shall for any reason fail to perform promptly any Guaranteed Obligation that is not for the payment of money, the Guarantors will, upon demand by the Trustee, cause such Guaranteed Obligation to be performed or, if specified by the Trustee, provide sufficient funds, in such amount and manner as the Trustee shall in good faith determine, for the prompt, full and faithful performance of such Guaranteed Obligation by the Trustee or such other Person as the Trustee shall designate. Without limiting the generality of the foregoing, the Guarantors will pay all amounts that constitute part of the Guaranteed Obligations that would be owing but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding.

Section 11.02 Execution and Delivery of Notation of Guarantee.

(a) To evidence its Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor, by manual or facsimile signature, on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

(b) Each Guarantor hereby agrees that its Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

(c) If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee will be valid nevertheless.

(d) The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

(e) In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the date hereof, if required by Section 4.16 hereof, the Company will cause such Domestic Subsidiary to comply to the extent applicable with the provisions of Section 4.16 hereof, this Article 11.

Section 11.03 [Reserved]

Section 11.04 Limitation of Liability of Certain Guarantors.

(a) Notwithstanding any other provision of this Article 11, each Guarantor confirms that it is the intention of each such Guarantor that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

(b) Notwithstanding any other provision of this Article 11, with respect to any Guarantor guaranteed hereby and the liability of such Guarantor for all obligations under this Article 11 and any Indenture Document to which it is a party, liability shall be limited to the maximum liability that can be incurred by such Guarantor without rendering this Guarantee subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state or federal law.

Section 11.05 Unconditional Guaranty.

(a) Each Guarantor will pay the Guaranteed Obligations strictly in accordance with the terms of the Indenture Documents to the extent permitted by law regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any such term or any right of any Second Lien Secured Party with respect thereto.

(b) This is a guarantee of payment and not of collection. The obligations of each Guarantor under or in respect of this Article 11 and each Indenture Document to which such Guarantor is a party are independent of the Guaranteed Obligations or any other obligation of the Issuers or any other Guarantor under or in respect of the Indenture Documents, and a separate action or actions may be brought and prosecuted against such Guarantor to enforce this Guarantee, irrespective of whether any action is brought against the Issuers or any other Guarantor or whether the Issuers or any other Guarantor is joined in any such action or actions.

(c) The obligations of each Guarantor under this Article 11 and each Indenture Document to which such Guarantor is a party shall not, to the maximum extent permitted by law, be affected by:

(1) any voluntary or involuntary liquidation, dissolution, sale of all or substantially all assets, marshalling of assets or liabilities, receivership, conservatorship, assignment for the benefit of creditors, insolvency, bankruptcy, reorganization, arrangement, or composition of the Company, the Co-Issuer or any other Guarantor;

(2) any other proceeding involving the Issuers or any other Guarantor or any asset of the Company, the Co-Issuer or any other Guarantor under any law for the protection of debtors; or

(3) any discharge, impairment, modification, release, or limitation of the liability of, or stay of actions or lien enforcement proceeding against, the Company, the Co-Issuer or any other Guarantor, any property of the Company, the Co-Issuer or any other Guarantor, or the estate in bankruptcy of the Company, the Co-Issuer or any other Guarantor in the course of or resulting from any such proceeding.

Section 11.06 No Release Based on Actions of the Second Lien Secured Parties

No action that the Collateral Agent or any other Second Lien Secured Party may take or omit to take in connection with any Indenture Document, any Guaranteed Obligation (or any other indebtedness owing by the Issuers to any Second Lien Secured Party), or any collateral security, and no course of dealing between any Second Lien Secured Party and the Issuers, any Guarantor or any other Person, shall release or diminish any Guarantor’s Guaranteed Obligations, liabilities, agreements or duties hereunder, affect this Guarantee or any Indenture Document to which Guarantor is a party, or afford any Guarantor any recourse against any Second Lien Secured Party, regardless of whether any such action or inaction may increase any risk to or liability of any Second Lien Secured Party, the Issuers or any Guarantor or increase any risk to or diminish any safeguard of any collateral security.

Section 11.07 Waivers.

The liability of each Guarantor under this Article 11 and each Indenture Document to which such Guarantor is a party shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor irrevocably waives, for purposes of this Article 11 and each Indenture Document to which such Guarantor is a party, any defense that it may now have or hereafter acquire relating to any or all of the following (and each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Indenture Documents and that the waivers set forth below and otherwise in this Article 11 are knowingly made in contemplation of such benefits), in each case to the maximum extent permitted by law:

(1) Any lack of validity or enforceability of any Indenture Document, any agreement or instrument relating thereto, any defense arising by reason of any disability or other defense of any other Person or the cessation from any cause whatsoever of the liability of any other Person.

(2) Any change in the time, manner or place of payment of, or in any other term of, any Guaranteed Obligation or any other Obligation of either of the Issuers or any Guarantor in respect of the Indenture Documents, or any other amendment or waiver of or any consent to departure from any Indenture Document, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to either of the Issuers or any Guarantor or any of its Subsidiaries or otherwise.

(3) Any taking, exchange, release or non-perfection of any collateral security, or any taking, release or amendment or waiver of, or consent to departure from any other guarantee of any Guaranteed Obligation.

(4) Any manner of application of collateral security, or proceeds thereof, to any Guaranteed Obligation, or any manner of sale or other disposition of any collateral security securing any Guaranteed Obligation or any other obligation of either of the Issuers or any Guarantor under the Indenture Documents or any other asset of either of the Issuers or any Guarantor or any of its Subsidiaries, and any other obligation to marshal assets.

(5) Any right to require any Second Lien Secured Party to proceed against any other Person, to exhaust any collateral security for the Guaranteed Obligations, to have any other Person joined with any Guarantor in any suit arising out of the Guaranteed Obligations or this Article 11 or to pursue any other remedy in any Second Lien Secured Party’s power.

(6) Any change or restructuring of the corporate structure or termination of the existence of either of the Issuers or any Guarantor or any of its Subsidiaries.

(7) Any failure of any Second Lien Secured Party to disclose to the Issuers or any Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of either of the Issuers or any Guarantor now or hereafter known to such Second Lien Secured Party (each Guarantor waiving any duty on the part of the Second Lien Secured Parties to disclose such information).

(8) Any failure of any other Person to execute or deliver any notation of guarantee, any supplement hereto or any other guarantee or agreement.

(9) Any release or reduction of the liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations or any other compromise or settlement of the Guaranteed Obligations.

(10) Promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and, to the extent permitted by law, any other notice with respect to any Guaranteed Obligation and this Article 11, including notice of acceptance of this Article 11, as amended.

(11) Any requirement that any Second Lien Secured Party create or perfect any Lien or protect or insure any property subject thereto.

(12) Any right to revoke the provisions of this Article 11.

(13) Any election of remedies by any Second Lien Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects any collateral security or any subrogation, reimbursement, exoneration, contribution or indemnification right of any Guarantor or other right of any Guarantor to proceed against either of the Issuers or any Guarantor, any other guarantor, any other Person or any collateral security.

(14) Any right of set-off or counterclaim against or in respect of the Guaranteed Obligations of any Guarantor hereunder.

(15) Any neglect, failure or refusal to take any action:

(a) for the collection or enforcement of any Guaranteed Obligation,

(b) to realize on any collateral security,

(c) to enforce any Indenture Document,

(d) to file or enforce a claim in any proceeding described in Section 11.05(c) hereof,

(e) in connection with the administration of any Indenture Document or

(f) otherwise concerning the Guaranteed Obligations or the Indenture Documents, or any delay in taking any such action.

(16) The fact that any Guarantor may have incurred directly any Guaranteed Obligation or is otherwise primarily liable therefor.

(17) Any duty of any Second Lien Secured Party to disclose to any Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of either of the Issuers or any Guarantor or any of its Subsidiaries now or hereafter known by such Second Lien Secured Party.

(18) Any defense to the recovery by any Second Lien Secured Party against any Guarantor of any deficiency after a non-judicial sale and any defense or benefit that may be afforded by applicable law (and in that connection each Guarantor acknowledges that the Collateral Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Article 11, foreclose under any mortgage by non-judicial sale).

(19) Any statute of limitations applicable to the Guaranteed Obligations.

(20) To the extent permitted by law, any other circumstance or any existence of or reliance on any representation by any Second Lien Secured Party, except for indefeasible payment in full in cash and performance in full of each Guaranteed Obligation, that might otherwise constitute a defense available to, or a discharge of, any Guarantor or either of the Issuers or any other guarantor or surety.

Section 11.08 Continuing Guaranty; Reinstatement.

(a) The Guarantee set forth in this Article 11 is a continuing guaranty and shall remain in full force and effect until the indefeasible payment in full in cash of the Guaranteed Obligations and all other amounts payable hereunder, unless released in accordance with this Article 11.

(b) This Article 11 and each Indenture Document to which any Guarantor is a party shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by any Second Lien Secured Party as a result of the insolvency, bankruptcy or reorganization of either of the Issuers or any Guarantor or otherwise, all as though such payment had not been made, and each Guarantor jointly and severally will pay such amount to the applicable Second Lien Secured Party on demand. Any transfer by subrogation that is made as contemplated in Section 11.02(b) hereof prior to any such payment shall (regardless of the terms of such transfer) be automatically voided upon the making of any such payment or payments, and all rights so transferred shall thereupon automatically revert to and be vested in the Second Lien Secured Parties.

Section 11.09 Subordination; Subrogation; Contribution

(a) Subordination. Each Guarantor subordinates all debts, liabilities and other Obligations owed to such Guarantor by either of the Issuers or any other Guarantor (the “Subordinated Obligations”) to the Guaranteed Obligations as follows:

(1) Except during the continuance of a Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to either of the Issuers or any other Guarantor), any Guarantor may receive regularly scheduled payments from either of the Issuers or any other Guarantor on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to either of the Issuers or any Guarantor), unless the Collateral Agent, subject to the provisions of the Intercreditor Agreement, otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of any Subordinated Obligation.

(2) In any proceeding under any Bankruptcy Law relating to the Company or any Guarantor, the Second Lien Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post-Petition Interest”)) before any Guarantor receives payment of any Subordinated Obligation.

(3) After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to either of the Issuers or any Guarantor), each Guarantor shall, if the Collateral Agent, subject to the provisions of the Intercreditor Agreement, so requests, collect, enforce and receive payments on account of the Subordinated Obligations as Collateral Agent for the Second Lien Secured Parties and deliver such payments to the Collateral Agent on account of the Guaranteed Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Article 11.

(b) Limited Right of Subrogation.

(1) Until all Guaranteed Obligations have been indefeasibly paid in full in cash and otherwise performed in full, and all obligations under each Indenture Document to which any Guarantor is a party have been paid and performed in full, no Guarantor shall have any right of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim against either of the Issuers or any other Guarantor or any collateral security in connection with the Guarantee provided in this Article 11. Until such time, each Guarantor waives any right to enforce any remedy that such Guarantor may have against the Issuers and any right to participate in any collateral security.

(2) If any amount shall be paid to any Guarantor on account of any subrogation or other right, any such other remedy, or any collateral security at any time when all of the Guaranteed Obligations and all other expenses guaranteed pursuant hereto shall not have been paid in full, such amount shall be held in trust for the benefit of the Second Lien Secured Parties, shall be segregated from the other funds of such Guarantor and, subject to the provisions of the Intercreditor Agreement, shall forthwith be paid over to the Trustee to be held by the Trustee for the benefit of the Second Lien Secured Parties as collateral security for, or then or at any time thereafter applied in whole or in part by the Trustee against, any Guaranteed Obligation, whether matured or unmatured, in such order as the Trustee shall elect.

(3) If any Guarantor shall have paid off any Guaranteed Obligation and if all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash, the Trustee will, at the Guarantors’ expense and reasonable request, execute and deliver to such applicable Guarantor (without recourse, representation or warranty) appropriate documents necessary to evidence the transfer, without representation or warranty, by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by the Guarantors; provided, that:

(a) such transfer shall be subject to Section 11.08(b) hereof, and

(b) without the consent of the Collateral Agent (which the Collateral Agent may withhold in its discretion) no Guarantor shall have the right to be subrogated to any claim or right against either of the Issuers or any other Guarantor that has become owned by any Second Lien Secured Party, whose ownership has otherwise changed in the course of enforcement of the Indenture Documents, or that the Collateral Agent otherwise has released or wishes to release from its Guaranteed Obligations.

(c) Right of Contribution. After all Guaranteed Obligations have been indefeasibly paid in full in cash and otherwise performed in full, and all obligations under each Indenture Document to which any Guarantor is a party have been paid and performed in full, the Guarantors that have made payments in respect of the Guaranteed Obligations shall be entitled to contribution from the other Guarantors, to the end that all such payments upon the Guaranteed Obligations shall be shared among all such Guarantors in proportion to their respective Net Worths; provided, that the contribution obligations of each such Guarantor shall be limited to the maximum amount that it can pay at such time without rendering its contribution obligations voidable under applicable law relating to fraudulent conveyances or fraudulent transfers. “Net Worth” means, at any time and for any Guarantor:

(1) the fair value of such Guarantor’s assets (other than such right of contribution), minus

(2) the fair value of such Guarantor’s liabilities (other than its liabilities under its guaranty of the Guaranteed Obligations).

Section 11.10 Guarantors May Consolidate, etc., on Certain Terms.

(a) Except as otherwise provided in Section 11.11 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Issuers or another Guarantor, unless:

(1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2) either:

(A) subject to Section 11.11 hereof, the Person acquiring the properties or assets in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes all the obligations of that Guarantor herein and the Guarantee, pursuant to a supplemental indenture substantially in the form as specified herein; or

(B) such sale or other disposition complies with Section 4.10 hereof.

(b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions contained herein to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the notations of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All the Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

(c) Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a)(2)(A) and (a)(2)(B) above, nothing contained herein or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Issuers or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to either of the Issuers or another Guarantor.

Section 11.11 Releases.

(a) The Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company, if the sale or other disposition is not prohibited by Section 4.10 hereof;

(2) in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company, if after such sale or disposition such Guarantor is no longer a Restricted Subsidiary and the sale or other disposition is not prohibited by Section 4.10 hereof;

(3) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with Section 4.17 hereof;

(4) upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof;

(5) if such Guarantor ceases to guarantee Indebtedness of the Company under a Credit Facility; or

(6) as provided in the Intercreditor Agreement.

(b) Any Guarantor not released from its obligations under its Guarantee as provided in this Section 11.11 hereof will remain liable for the full amount of principal of and interest and premium and Additional Interest, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

(c) Upon delivery by the Issuers to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Issuers in accordance with the provisions hereof, including without limitation Section 4.10 hereof, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01 Satisfaction and Discharge.

(a) This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1) either:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, interest, premium and Additional Interest, if any, and accrued interest to the date of fixed maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which either Issuer or any of Guarantors is a party or by which either Issuer or any Guarantor is bound;

(3) the Company or any Guarantor has paid or caused to be paid all sums payable by the Issuers and the Guarantors hereunder;

(4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at fixed maturity or on the redemption date, as the case may be; and

(5) the Company has delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

(b) Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 12.01 hereof, the provisions of Sections 12.02 and 8.06 hereof will survive. In addition, nothing in this Section 12.01 hereof will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02 Application of Trust Money.

(a) Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Additional Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

(b) If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations herein and under the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided, that if the Issuers have made any payment of principal of, premium or Additional Interest, if any, or interest on, any Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 13

MISCELLANEOUS

Section 13.01 Trust Indenture Act Controls.

If any provision hereof limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

Section 13.02 Notices.

(a) Any notice or communication by the Issuers, any Guarantor or the Trustee to the others is duly given if in writing in English and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the other’s address:

If to the Issuers and/or any Guarantor:

Black Elk Energy Offshore Operations, LLC

11451 Katy Freeway, Suite 500

Houston, TX 77079

Facsimile No.: (281) 598-8601

Attention: James Hagemeier

With a copy to (which such copy shall not constitute notice):

Vinson & Elkins LLP

First City Tower

1001 Fannin Street, Suite 2500

Houston, TX 77002

Facsimile No.: (713) 615-5531

Attention: T. Mark Kelly

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

601 Travis Street, 16th Floor

Houston, TX 77002

Facsimile No.: (713) 483-6954

Attention: Corporate Trust Administration

(b) The Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

(c) All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

(d) Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

(e) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(f) If the Issuers mail a notice or communication to Holders, they will mail a copy to the Trustee and each Agent at the same time.

(g) The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods (including pdf files). If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 13.03 Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for herein (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder or other owner of Capital Stock of an Issuer or any Guarantor, as such, will have any liability for any obligations of such Issuer or any Guarantor under the Notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.08 Governing Law; WAIVER OF JURY TRIAL.

THIS INDENTURE, THE NOTES AND THE GUARANTEES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

EACH ISSUER, EACH GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 13.09 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10 Successors.

All agreements of each of the Issuers contained herein and in the Notes will bind its successors, except as provided in Section 5.02 hereof. All agreements of the Trustee contained herein will bind its successors. All agreements of each Guarantor contained herein will bind its successors, except as otherwise provided in Section 11.10 hereof.

Section 13.11 Severability.

In case any provision herein or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12 Counterpart Originals.

The parties may sign any number of copies of this Indenture, and each party hereto may sign any number of separate copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.13 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be executed as of the date first written above.

Black Elk Energy Offshore Operations, LLC, as an Issuer

By:	/s/ James Hagemeir
James Hagemeier
Vice President

Black Elk Energy Finance Corp., as Co-Issuer

By:	/s/ James Hagemeir
James Hagemeier
Vice President

Black Elk Energy Land Operations, LLC, as Guarantor

By:	/s/ James Hagemeir
James Hagemeier
Vice President

The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Agent

By:	/s/ Kash Asghar
Kash Asghar
Senior Associate

SIGNATURE PAGE TO

INDENTURE

EXHIBIT A

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Face of Note]

CUSIP/ISIN

13.75% Senior Secured Notes due 2015

No.	$

Black Elk Energy Offshore Operations, LLC

and

Black Elk Energy Finance Corp.

promise to pay to                                               or registered assigns, the principal sum of                                               DOLLARS [or such greater or lesser amount as may be indicated on the Schedule of Exchanges of Interests in the Global Note attached hereto]* on December 1, 2015.

Interest Payment Dates: June 1 and December 1, commencing June 1, 2011.

Record Dates: May 15 and November 15

Dated:                     , 20__

Black Elk Energy Offshore Operations, LLC

By:
Name:
Title:

Black Elk Energy Finance Corp.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

*	This language should be included only if the Note is issued in global form.

[Back of Note]

13.75% Senior Secured Notes due 2015

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Black Elk Energy Offshore Operations, LLC, a Texas limited liability company, and Black Elk Energy Finance Corp., a Texas corporation (together, the “Issuers”), promise to pay interest on the principal amount of this Note at 13.75% per annum from                             , 20     until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 4 of the Registration Rights Agreement referred to below. The Issuers will pay interest and Additional Interest, if any, semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be June 1, 2011. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

(2) METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest) and Additional Interest to the Persons who are registered Holders of Notes at the close of business on the May 15 or November 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Holders must surrender Notes to the Paying Agent to collect payments of principal and premium, if any, together with accrued and unpaid interest and Additional Interest, if any, due at maturity. The Notes will be payable as to principal, premium, if any, interest and Additional Interest, if any, at the office or agency of the Issuers maintained for such purpose within the Borough of Manhattan, the City and State of New York, or, at the option of the Issuers, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to any amounts due on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Principal, premium, if any, and interest and Additional Interest, if any will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuers will pay all Additional Interest, if any, in the same manner as other interest due on the Notes, on the dates and in the amounts set forth in the Registration Rights Agreement.

(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Domestic Subsidiaries may act in any such capacity.

(4) INDENTURE. The Issuers issued the Notes under an Indenture dated as of November 23, 2010 (the “Indenture”) among the Issuers, the Guarantors and the Trustee and Collateral Agent. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Issuers as provided in the Indenture and the Collateral Agreements. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

(a) Except as set forth in subparagraphs (b) and (c) of this Paragraph 5, the Issuers will not have the option to redeem the Notes prior to December 1, 2013. On or after December 1, 2013, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ prior notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the 12-month period beginning on December 1 of the years set forth below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date:

Year	Percentage
2013	106.875%
2014	100.000%

(b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time on or prior to December 1, 2013, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture at a redemption price of 110.0% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, on the Notes to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date), with the net cash proceeds of one or more Equity Offerings by the Company, provided, that: (i) at least 65% of the aggregate principal amount of Notes issued under the Indenture (including Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and (ii) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(c) At any time prior to December 1, 2013, the Notes may be redeemed in whole or in part at the option of the Issuers upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6) MANDATORY REDEMPTION.

The Issuers are not be required to make mandatory redemption or sinking fund payments with respect to the Notes. The Issuers may at any time and from time to time purchase the Notes in the open market or otherwise if such purchase complies with the then applicable agreements of the Issuers, including the Indenture.

(7) REPURCHASE AT THE OPTION OF HOLDER.

(a) Upon the occurrence of a Change of Control, the Company will make an offer to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased to the date of settlement (the “Change of Control Purchase Date”), subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, the Issuers will mail a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes as of the Change of Control Purchase Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

(b) If the Company or a Restricted Subsidiary of the Company consummates any Asset Sale, on the 361st day after the Asset Sale (or, at the Company’s option, any earlier date), if the aggregate amount of Excess Proceeds then exceeds $5.0 million, the Company will make an Asset Sale Offer to all Holders of Notes, and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of settlement, subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the date of settlement, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(c) Within 90 days after the end of each full fiscal year following the Issue Date for which the Excess Cash Flow Offer Amount exceeds $5.0 million, to the extent permitted by its Credit Facilities the Company will offer to purchase Notes (the “Excess Cash Flow Offer”) as prescribed in Section 4.06 of the Indenture, at an offer price equal to 100% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash with 50% of the Company’s Excess Cash Flow from the prior fiscal year. If the aggregate principal amount of Notes tendered into such Excess Cash Flow Offer exceeds the Excess Cash Flow Offer Amount, the Trustee will select the Notes to be purchased on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate.

(8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before a redemption date. The Issuers will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption or during the period between a record date and the corresponding Interest Payment Date.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Notes, the Guarantees and the other Indenture Documents may be amended or supplemented as specified in the Indenture. In determining whether the Holders of the required principal amount of Notes have consented to any such amendment, supplement or waiver, Notes owned by the Permitted Holders, the Issuers or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Permitted Holders, the Issuers or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such consent or waiver, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.

(12) DEFAULTS AND REMEDIES. Events of Default are specified in the Indenture. In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization, with respect to the Company or any Restricted Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold notice of any continuing Default or Event of Default from Holders of the Notes if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, or interest, premium or Additional Interest, if any, on, the Notes. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or Additional Interest, if any, that has become due solely because of the acceleration) have been cured or waived.

(13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(14) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder or other owner of Capital Stock of an Issuer or any of the Guarantors, as such, will not have any liability for any obligations of such Issuer or the Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(15) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of November 23, 2010, among the Issuers, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Issuers, the Guarantors and the other parties thereto, relating to rights given by the Issuers and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”).

(18) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19) GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE GUARANTEES.

The Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Black Elk Energy Offshore Operations, LLC

11451 Katy Freeway, Suite 500

Houston, TX 77079

Facsimile No.: (281) 598-8601

Attention: James Hagemeier

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                                  to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.06, 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐  Section 4.06                    ☐   Section 4.10                    ☐  Section 4.15

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.06, 4.10 or 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee:

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Black Elk Energy Offshore Operations, LLC

11451 Katy Freeway, Suite 500

Houston, TX 77079

[Registrar address block]

Re: 13.75% Senior Secured Notes due 2015

Reference is hereby made to the Indenture, dated as of November 23, 2010 (the “Indenture”), among Black Elk Energy Offshore Operations, LLC, a Texas limited liability company (the “Company”), Black Elk Energy Finance Corp., a Texas corporation (the “Co-Issuer,” and together with the Company, the “Issuers”), the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                 , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $             in such Note[s] or interests (the “Transfer”), to                                  (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in [the Regulation S Temporary Global Note,] the Regulation S [Permanent] Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the applicable holding period with respect to restricted securities set forth in Rule 144 under the Securities Act, as amended, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note [, the Regulation S Temporary Global Note] and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the

United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP 09203Y AA9), or

(ii)	☐ Regulation S Global Note (CUSIP U0918C AA9), or

(iii)	☐ IAI Global Note (CUSIP 09203Y AB7); or

(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP 09203Y AA9), or

(ii)	☐ Regulation S Global Note (CUSIP U0918C AA9), or

(iii)	☐ IAI Global Note (CUSIP 09203Y AB7); or

(iv)	☐ Unrestricted Global Note (CUSIP 09203Y AC5); or

(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Black Elk Energy Offshore Operations, LLC

11451 Katy Freeway, Suite 500

Houston, TX 77079

[Registrar address block]

Re: 13.75% Senior Secured Notes due 2015 (CUSIP                     )

Reference is hereby made to the Indenture, dated as of November 23, 2010 (the “Indenture”), among Black Elk Energy Offshore Operations, LLC, a Texas limited liability company (the “Company”), Black Elk Energy Finance Corp., a Texas corporation (the “Co-Issuer,” and together with the Company, the “Issuers”), the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                 , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $             in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

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(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Black Elk Energy Offshore Operations, LLC

11451 Katy Freeway, Suite 500

Houston, TX 77079

[Registrar address block]

Re: 13.75% Senior Secured Notes due 2015

Reference is hereby made to the Indenture, dated as of November 23, 2010 (the “Indenture”), among Black Elk Energy Offshore Operations, LLC, a Texas limited liability company (the “Company”), Black Elk Energy Finance Corp., a Texas corporation (the “Co-Issuer,” and together with the Company, the “Issuers”), the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $             aggregate principal amount of:

(a) ☐ a beneficial interest in a Global Note, or

(b) ☐ a Definitive Note,

we confirm that:

1.	we are an Institutional “Accredited Investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”);

2.	any purchase of Notes by us will be for our own account or the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion;

3.

either (1) we are not, and will not transfer the Notes to, an entity holding “plan assets,” within the meaning of 29 C.F.R. 2510.3-101, of any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”) or any “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or (2) our purchase and holding of the Notes will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code (or any substantially similar applicable law);

4.

we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Notes, and we and any accounts for which we are acting are able to bear the economic risks of an entire loss of our or their investment in the Notes;

5.

we are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the U.S. or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our and their control;

D-1

6.

we have received a copy of the Offering Circular and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Issuers and receive answers thereto, as we deem necessary to verify the information contained in the Offering Circular; and

7.

we acknowledge that the Notes have not been registered under the Securities Act and that the Notes may not be offered ors old within the U.S. or to, or for the benefit of, U.S. persons except as set forth below.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture (as defined below)) agrees, subject to the provisions in the Indenture dated as of November 23, 2010 (the “Indenture”) among Black Elk Energy Offshore Operations, LLC, a Texas limited liability company, Black Elk Energy Finance Corp., a Texas corporation, the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”) and as collateral agent: (a) that the undersigned, jointly and severally with the other Guarantors, fully, irrevocably, absolutely, and unconditionally guarantees to each Holder of Notes and the Trustee the prompt and complete payment and performance when due, and no matter how the same shall become due, of all Guaranteed Obligations subject to any limitation set forth therein; (b) that each reference in the Indenture to a “Guarantor” shall also mean and be a reference to the undersigned; (c) that the obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Indenture are expressly set forth in Article 11 of the Indenture, and reference is hereby made to the Indenture for the precise terms of the Guarantee; (d) to be bound by such provisions; and (e) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate such provisions.

NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTATION OF GUARANTEE.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

E-1

EXHIBIT F

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                                 , 20__, is among                                  (the “Guaranteeing Subsidiary”), a subsidiary of Black Elk Energy Offshore Operations, LLC (or its permitted successor), a Delaware limited liability company (the “Company”), the Company, Black Elk Energy Finance Corp., a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”), the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of November 23, 2010 providing for the issuance of 13.75% Senior Secured Notes due 2015 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Guaranteeing Subsidiary, the existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture including but not limited to Article 11 thereof.

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Guaranteeing Subsidiary under the Notes, its Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

5. NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:                     , 20

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

BLACK ELK ENERGY OFFSHORE OPERATIONS, LLC

By:
Name:
Title:

BLACK ELK ENERGY FINANCE CORP.

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

F-3